$155,000,000

                          SECOND AMENDED AND RESTATED

                                REVOLVING CREDIT

                                      AND

                              TERM LOAN AGREEMENT

                                     among

                           ALEXANDER & BALDWIN, INC.,

                              A & B-HAWAII, INC.,

                                      and


FIRST HAWAIIAN BANK, as Agent
BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, as Co-Agent
BANK Of HAWAII
CREDIT LYONNAIS LOS ANGELES BRANCH
THE UNION BANK OF CALIFORNIA, N.A.



                                             December 31, 1996

                               TABLE OF CONTENTS
                               -----------------



ARTICLE I - AMOUNT AND TERMS OF THE LOANS
1.1  Revolving Credit
1.2  Revolving Credit Notes
1.3  Fee for Revolving Credit Commitment
1.4  Termination or Reduction of Commitment
1.5  Term Credit
1.6  Term Notes
1.7  Interest
1.8  Conversions
1.9  Lending Office for CD or Eurodollar Loans
1.10  Notice and Manner of Borrowing
1.11  Voluntary Prepayments
1.12  Place and Manner of Payment
1.13  Pro Rata Treatment

ARTICLE II - YIELD PROTECTION; CHANGED CIRCUMSTANCES
2.1  Unavailability or Impracticability of CD or Eurodollar Loans
2.2  Increased Costs
2.3  Reserve Requirements
2.4  Illegality of Eurodollar Loans
2.5  Substitution of Banks
2.7  Payments of Accrued Amounts
2.8  Banks' Obligation to Mitigate
2.9  Funding Assumptions

ARTICLE III - CONDITIONS PRECEDENT
3.1  All Loans
3.2  Effectiveness of the Agreement
3.3  Certificate of Agent
3.4  Loan Under Term Credit

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE BORROWERS
4.1  Due Incorporation, Qualification, Etc.
4.2  Capacity
4.3  Authority and Enforceability
4.4  Compliance with other Instruments
4.5  Financial Statements
4.6  Material Adverse Events
4.7  Litigation, Etc.
4.8  Title
4.9  Patent and Other Rights
4.10  Adverse Contracts and Orders
4.11  Taxes
4.12  Lawful Use of Proceeds; Compliance with Federal Reserve Board Regulations
4.13  Employee Retirement Income Security Act of 1974
4.14  Investment Borrower(s) Act of 1940
4.15  Subsidiaries
4.16  Solvency

ARTICLE V - REPRESENTATION OF THE BANKS

ARTICLE VI - AFFIRMATIVE COVENANTS OF THE BORROWERS
6.1  Financial Records, Statements and Reports and Inspection
6.2  Insurance
6.3  Other Debt
6.4  Maintenance of Existence; Conduct of Business
6.5  Expenses
6.6  Advice of Acquisition

ARTICLE VII - NEGATIVE COVENANTS OF THE BORROWERS
7.l  Financial Covenants
7.2  Indebtedness
7.3  Liens
7.4  Sale of Assets
7.5  Consolidation, Merger, Etc.
7.6  Investment, Advances and Guarantees
7.7  Subsidiary Ownership
7.8  Dividends, Redemptions
7.9  Release of Restrictions

ARTICLE VIII - EVENTS OF DEFAULT
8.1  Events of Default

ARTICLE IX - DEFINITIONS
9.1  Certain Definitions
9.2  Accounting Terms

ARTICLE X - PARTICIPATIONS; SETOFFS

ARTICLE XI - RIGHTS AND DUTIES OF THE AGENT AND THE BANKS
11.1  Obligations Several
11.2  Appointment and Duties of Agent
11.3  Discretion and Liability of Agent
11.4  Event of Default
11.5  Consultation
11.6  Communications to and from Agent
11.7  Limitations of Agency
11.8  No Representation or Warranty
11.9  Bank Credit Decision
11.10  Indemnity
11.11  Resignation
11.12  Note Holders
11.13  Co-Agent

ARTICLE XII - MISCELLANEOUS
12.1  Entire Agreement
12.2  No Waiver
12.3  Survival
12.4  Notices
12.5  Termination
12.6  Separability of Provisions
12.7  Successors and Assigns
12.8  Counterparts
12.9  Choice of Law
12.10  Amendment and Waiver
12.11  Indemnification by the Borrowers
12.12  Joint and Several Obligations

Schedules
---------


     I       Commitments of Banks



Exhibits
--------


     A       Revolving Credit Note
     B       Term Note
     C       [Reserved]
     D       Certificate of Agent
     E       Subsidiaries

                          SECOND AMENDED AND RESTATED
                                REVOLVING CREDIT
                            AND TERM LOAN AGREEMENT
                            -----------------------



          THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT, effective as of December 31, 1996 (the "Effective Date"), at Honolulu, Hawaii, between ALEXANDER & BALDWIN, INC., a Hawaii corporation (the "Parent"), A & B-HAWAII, INC., a Hawaii corporation ("A & B-Hawaii") (A & B-Hawaii and the Parent are hereinafter referred to jointly and severally as the "Borrowers" and individually as a "Borrower"), the undersigned Banks (herein called, individually, a "Bank" and, collectively, the "Banks"), and FIRST HAWAIIAN BANK, as agent for the Banks (the "Agent") under this Agreement. Certain other capitalized terms used herein, unless otherwise defined, are defined in Article IX hereof.

                             PRELIMINARY STATEMENTS
                             ----------------------

          A. The Parent, certain of the Banks and other institutions were parties to the Revolving Credit and Term Loan Agreement dated as of December 1, 1982. Such Revolving Credit and Term Loan Agreement was amended on nine occasions by the First through the Ninth Amendments to Revolving Credit and Term Loan Agreement.

          B. The Parent, with the consent of the Banks, transferred from Parent to A & B-Hawaii the bulk of its assets excluding the stock of Matson, First Hawaiian, Inc., Bancorp Hawaii, Inc., Hawaii Western Steel, and its aircraft and certain less material assets (the "Transferred Assets"). A & B-Hawaii is a wholly owned subsidiary of the Parent.

          C. The Borrowers, certain of the Banks and other institutions were parties to the Amended and Restated Revolving Credit and Term Loan Agreement dated as of April 1, 1989 pursuant to which borrowings are the joint and several obligations of Parent and A&B-Hawaii. Such Amended and Restated Revolving Credit and Term Loan Agreement was amended on eight occasions by the First through Eighth Amendments to Amended and Restated Revolving Credit and Term Loan Agreement. As amended, such Amended and Restated Revolving Credit and Term Loan Agreement is hereinafter referred to as the "Existing Agreement".

          D. The Borrowers, the Banks, and the Agent desire to amend and restate the Existing Agreement in its entirety except for the continuation of the Notes executed pursuant to the Existing Agreement, all as provided herein.

ARTICLE I - AMOUNT AND TERMS OF THE LOANS
-----------------------------------------

          Section 1.1 Revolving Credit.
                      ----------------

          A. Subject to and upon the terms and conditions herein set forth, each Bank agrees to lend to the Borrowers from time to time, until the Termination Date, amounts hereunder up to an aggregate principal amount not to exceed at any one time outstanding its Commitment hereunder. The total amount of the Revolving Loans shall not exceed $155,000,000 (the "Total Commitment"). Within the limits of each Bank's Commitment, the Borrowers may borrow, prepay pursuant to Section 1.11, and reborrow under this Section 1.1. Each Borrowing under this Article I (a "Revolving Loan," and, collectively, the "Revolving Loans") shall be, (i) in the case of Eurodollar Loans or CD Loans, not less than $500,000 and an integral multiple of $50,000 from each Bank and, (ii) in the case of Prime Loans, in an aggregate principal amount from all the Banks of not less than $1,000,000 and an integral multiple of $100,000, and shall be made simultaneously from the Banks ratably according to their respective Commitments. Upon the Effective Date, all Revolving Loans (as defined in the Existing Agreement) outstanding under the Existing Agreement shall become Revolving Loans hereunder and Parent and A & B-Hawaii shall thereby have liability, jointly and severally, for such outstanding amounts.

          B. Not later than November 30 of each year in which the Borrowers are eligible to borrow Revolving Loans, commencing with November 30, 1997, if the Borrowers wish to extend the then applicable Termination Date for an additional 12-month period and so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing they shall give Notice to the Agent. Upon receipt of such Notice, the Agent shall transmit the same to the Banks, which shall, not later than December 31 of such year, give the Agent Notice as to whether each such Bank consents to the proposed extension. If all of the Banks consent, the then applicable Termination Date shall be extended for 12 months. If any Bank does not consent, the then applicable Termination Date shall remain in full force and effect. Notwithstanding the foregoing provisions of this Section 1.1B, if the Termination Date has not been
                                                                       ---
so extended, such additional lender(s) (the "Replacement Lenders") as agree at the election and invitation of the Borrowers to become parties to this Agree-ment shall have the option to purchase from the Bank(s) that did not so consent (the "Departing Bank(s)"), and the Departing Bank(s) shall be required to sell, as of November 30 of the next year, all or any portion of the Note(s) then held by the Departing Bank(s); provided however that the Commitment of any Replace-
                          -------- -------
ment Lender, after such purchase, shall not be less than $5,000,000. To the extent the Replacement Lenders elect to purchase less than 100% of the Note(s) of the Departing Bank(s), those Banks that would have elected to extend the Termination Date (the "Continuing Banks") shall have the option to purchase, and the Departing Bank(s) shall be required to sell, as of such November 30, all or any of the remaining portion of such Note(s), without recourse to or warranty by (other than a warranty from each Departing Bank as to the principal amount of the Loans being purchased from such Departing Bank), or expense to, such Departing Bank(s).

          In the case of any purchase of 100% of such Notes, (i) the Departing Banks shall no longer have any obligations hereunder (other than those, if any, as have been accrued before the date of such purchase) and shall no longer constitute Banks for purposes of this Agreement, and (ii) this Agreement shall continue in full force and effect, and the Continuing Banks and such Replace-ment Lenders shall then constitute the Banks hereunder, and (iii) the then applicable Termination Date shall be extended for 12 months. Each Continuing Bank's Commitment shall be increased in, and each Replacement Bank's Commitment shall be, an amount equal to the pro rata share of the Departing Banks' Commit-ments represented by the Note(s) or portion(s) thereof purchased by such Continuing Bank or Replacement Bank. Upon completing any purchase pursuant to this Section 1.1B and upon executing an appropriate Amendment to this Agree-ment, each Replacement Lender shall become a Bank hereunder to the extent of their respective Commitment. If the Continuing Banks and/or such Replacement Lenders elect to purchase less than 100% of the Notes then held by the Departing Banks, then no purchase shall be deemed to have occurred and each Departing Bank shall make a Term Loan, as of such November 30, pursuant to Sections 1.5 and 1.6, in the amount of their respective Commitments. In the case of the issuance of such Term Note, this Agreement shall continue in full force and effect and the Continuing Banks, any Replacement Lenders and any Departing Banks holding such Term Notes shall then constitute the Banks hereunder.

          The purchase price of Notes held by Departing Banks shall be the outstanding principal amount thereof as of the date of purchase. Interest accrued on such Notes and accrued Commitment Fees shall remain payable as provided in this Agreement and upon receipt thereof by the Agent shall be apportioned among the sellers and purchasers of such Notes pro rata according to the period each has held such Note or any portion thereof and the applicable interest rates during such period.

          Section 1.2  Revolving Credit Notes.  The obligation of the Borrowers
                       ----------------------
to repay the amount of their Revolving Loans to each Bank are and shall be evidenced by the existing promissory note ("Revolving Credit Note") in substan-tially the form of Exhibit A hereto (except that reference therein is to the Existing Agreement) executed and delivered by the Borrowers pursuant to the Existing Agreement, with appropriate insertions, which shall remain in full force and effect upon the execution and delivery of this Agreement and reference therein to the Existing Agreement shall be deemed to be reference to this Agreement, shall mature on the Termination Date, and shall bear interest on the daily unpaid principal amount at the rate(s) specified in Section 1.7. The date and amount of each Revolving Loan made by such Bank to the Borrowers and the date and amount of each payment of principal and interest on such Revolving Loans shall be recorded by such Bank at the time of each such Revolving Loan or payment, as the case may be, on the schedule annexed to the Revolving Credit Note; provided, however, that failure to make such a notation
                       --------  -------
with respect to any Revolving Loan shall not limit or otherwise affect (a) the obligation of the Borrowers hereunder or under such Revolving Credit Note, and
(b) recognition of payments of principal or interest on such Revolving Credit Note by the Borrowers.

          Section 1.3  Fee for Revolving Credit Commitment.  The Borrowers
                       -----------------------------------
agree to pay the Agent, for distribution to the Banks ratably according to their respective Commitments, a single commitment fee, computed on the basis of the actual number of days elapsed and a 365-day year, payable from time to time at the rate of one-eighth of one percent (0.125%) per annum on the average daily unused portion of the Total Commitment. The commitment fee shall be determined at the aforesaid rate from the Effective Date, to and including the Termination Date. Except as otherwise provided in Section 1.4 below, the commitment fee will be payable quarterly in arrears not later than the fifteenth day of each January, April, July and October, for the quarter ending on the last day of the previous month commencing April 15, 1997.

          Section 1.4  Termination or Reduction of Commitment.  The Borrowers
                       --------------------------------------
shall have the right, upon Notice to the Agent (which shall give prompt Notice thereof to each other Bank), to reduce permanently in an aggregate principal amount of $5,000,000 or an integral multiple thereof, or terminate, the Total Commitment without premium or penalty therefor, provided that (i) any such permanent partial reduction shall be accompanied by prepayment of the Revolving Loans to the extent that the aggregate principal amount thereof outstanding at the time of such reduction exceeds the Total Commitment as so reduced, and (ii) in the case of a termination, the Revolving Loans then outstanding shall be paid in full, together in each case with all interest accrued thereon and all commitment fees due hereunder. From the effective date of any such termination or reduction, the obligation of the Borrowers to pay commitment fees pursuant to Section 1.3 shall correspondingly cease or be proportionately reduced.

          Section 1.5  Term Credit.  Subject to and upon the terms and condi-
                       -----------
tions herein set forth, each Bank agrees to make a term loan (a "Term Loan," and, collectively, the "Term Loans") to the Borrowers on each Bank's applicable Termination Date in an amount up to an aggregate principal amount not exceeding the amount of such Bank's Commitment on the applicable Termination Date. The proceeds of the Term Loan shall be immediately applied by each Bank, to the extent necessary, to the repayment in full of the Revolving Credit Note then held by such Bank. On each Bank's Termination Date, the commitment of each Bank shall terminate and any commitment fee then outstanding shall be paid in full.

          Section 1.6  Term Notes.  The obligation of the Borrowers to repay
                       ----------
the amount of their Term Loan to each Bank shall be evidenced by a promissory note of the Borrowers (a "Term Note," and collectively, the "Term Notes"), in substantially the form of Exhibit B hereto, with appropriate insertions, dated the date of such Term Loan, shall bear interest on the unpaid principal amount of each installment thereof at the rate provided in Section 1.7, and shall be payable in sixteen substantially equal quarterly installments, each equal to 6.25% of the original principal balances of such Term Note, on the last Business Day of September, December, March and June of each year commencing the first such day after the date of the Term Note, all as set forth in such Term Note; provided, however, that the sixteenth such installment shall be in an amount sufficient to repay in full the unpaid principal amount thereof.

          Section 1.7  Interest.
                       --------

          A.   Interest on Each Loan. Each Loan shall bear interest, determined
               ---------------------
as herein provided, on its unpaid principal amount from the date on which such Loan is made to the date on which the full amount thereof is repaid. Interest on each Prime Loan shall be payable quarterly in arrears on the first Domestic Business Day of each calendar quarter commencing the first such date after such Prime Loan is made, and at maturity (whether by acceleration or otherwise), at the applicable Interest Rate computed on the basis of the actual number of days elapsed and a 365-day or 366-day year. Accrued interest on each CD Loan and Eurodollar Loan shall be payable in arrears on (i) the last day of the applicable CD Interest Period or Eurodollar Interest Period, (ii) the 90th day after such CD Loan or Eurodollar Loan is made if the applicable CD Interest Period or Eurodollar Interest Period shall exceed 90 days, and (iii) at maturity (whether by acceleration or otherwise), at the applicable Interest Rate computed on the basis of the actual number of days elapsed and a 360-day year. Notwithstanding any other provision of this Agreement, the Borrowers agree to repay the principal amount of each CD Loan and Eurodollar Loan on the last day of the applicable CD Interest Period or Eurodollar Interest Period and upon maturity (whether by acceleration or otherwise), which repayment may be accomplished with the proceeds of a Prime Loan, CD Loan, or Eurodollar Loan to the extent otherwise permitted hereunder.

          B.   Extensions of Eurodollar Loans and CD Loans.  Not later than
               -------------------------------------------
three (3) Eurodollar Business Days prior to the end of each Eurodollar Interest Period, the Borrowers shall, if they elect to extend the related Eurodollar Loans, give the Agent a Notice specifying the proposed Extension Date and the duration of the next succeeding Eurodollar Interest Period. Not later than three (3) Domestic Business Days prior to the end of each CD Interest Period, the Borrowers shall, if they elect to extend the related CD Loans, give the Agent a Notice specifying the proposed Extension Date and the duration of the next succeeding CD Interest Period. The Agent shall advise each Bank of each above Notice promptly after its receipt thereof.

          Any Notice given by the Borrowers under this Section 1.7B, shall be irrevocable. If no such Notice (or Notice of Conversion pursuant to Section 1.8) is so received by the Agent, the relevant Eurodollar Loans or CD Loans of the Borrowers shall automatically be converted into Prime Loans on the last day of the relevant Eurodollar Interest Period or CD Interest Period.

          C.   Interest Rates on Revolving Loans.  Except as otherwise provided
               ---------------------------------
in Section 1.7F:

               (i) The Interest Rate in respect of each Prime Loan shall be the Prime Rate;

               (ii) For each Revolving Loan that is a Eurodollar Loan, the Interest Rate in respect of each Eurodollar Loan during its related Eurodollar Interest Period shall be the Eurodollar Rate for such Eurodollar Interest Period Plus thirteen-fortieths of one percent (0.325%);

               (iii) For each Revolving Loan that is a CD Loan, the Interest Rate in respect of each CD Loan during its related CD Interest Period shall be the CD Rate for such CD Interest Period plus nine-twentieths of one percent (0.45%).

          D.   Interest Rates on Term Loans.  Except as otherwise provided in
               ----------------------------
Section 1.7F:

               (i) The Interest Rate in respect of each Term Loan that is a Prime Loan shall be the Prime Rate plus, (x) from the Termination Date to and including the last day before the second anniversary of the Termination Date, one-fifth of one percent (0.20%), and (y) from the second anniversary of the Termination Date to and including the Final Maturity Date, thirteen-fortieths of one percent (0.325%);

               (ii) The Interest Rate in respect of each Term Loan that is a Eurodollar Loan during its related Eurodollar Interest Period shall be the Eurodollar Rate for such Eurodollar Interest Period plus, (x) from the Termination Date to and including the last day before the second anniversary of the Termination Date, twenty-three-fortieths of one percent (0.575%), and
(y) from the second anniversary of the Termination Date to and including the Final Maturity Date, seven-tenths of one percent (0.70%); and

               (iii) The Interest Rate in respect of each Term Loan that is a CD Loan during its related CD Interest Period shall be the CD Rate for such CD Interest Period plus, (x) from the Termination Date to and including the last day before the second anniversary of the Termination Date, seven-tenths of one percent (0.70%), and (y) from the second anniversary of the Termination Date to and including the Final Maturity Date, thirty-three-fortieths of one percent (0.825%).

          E.   Notice of Prime Rate, Eurodollar Rate and CD Rate.  The relevant
               -------------------------------------------------
Interest Rates for Prime Loans, Eurodollar Loans and CD Loans shall be deter-mined by the Agent as herein provided. Notice of Eurodollar Rates and CD Rates shall be given by the Agent to the Borrowers on or before the first day of the relevant Interest Period, and to each Bank promptly thereafter, and Notice of changes in the Prime Rate shall be given by the Agent to the Borrowers within a reasonable time after such change is made.

          F.   Interest Rates After Maturity.  If the Borrowers default in the
               -----------------------------
payment when due (whether by acceleration or otherwise) of any principal amount of any loan, or of any other amount (other than interest) due under this Agreement, the Borrowers shall pay interest on such unpaid amount, payable on demand, from the date such amount shall have become due to the date of actual payment, for each day from and including the date such amount is payable to but excluding the date such amount is paid, at a rate equal to the Prime Rate from time to time in effect, plus two percent (2%).

          Section 1.8  Conversions.  Subject to the terms and conditions of
                       -----------
this Agreement, the Borrowers shall have the option to convert at any time any Loans into Prime Loans, CD Loans or Eurodollar Loans, provided, however, that
                                                      --------  -------
(i) CD Loans may be converted only on the last day of the relevant CD Interest Period, and (ii) Eurodollar Loans may be converted only on the last day of the relevant Eurodollar Interest Period (except as otherwise required by Section 2.4). The Borrowers shall give a Notice to the Agent of each proposed Conver-sion, on the day which is (i) in the case of a proposed Conversion into CD Loans, three (3) Domestic Business Days, or (ii) in the case of a proposed Conversion into Eurodollar Loans, three (3) Eurodollar Business Days, prior to the proposed Conversion Date. Such Notice shall specify the proposed Conver-sion Date (which shall be a Domestic Business Day in the event of a Conversion into Prime Loans or CD Loans and a Eurodollar Business Day in the event of a Conversion into Eurodollar Loans). If the Conversion is to be into CD Loans or Eurodollar Loans, such Notice shall also specify the duration of the initial respective CD Interest Period or Eurodollar Interest Period. Any Notice given by the Borrowers under this Section shall, subject to the provisions of Article II, be irrevocable and shall constitute a representation by the Borrowers of the matters set forth in Section 3.lA(i) and 3.lA(ii). The Agent shall advise each Bank of a conversion promptly after receiving such Notice from the Borrowers.

          Section 1.9  Lending Office for CD or Eurodollar Loans.  As to any CD
                       -----------------------------------------
Loan or Eurodollar Loan, each Bank may fulfill its commitment to make any Loan by causing any of its foreign branches or foreign affiliates to make such Loan (whether or not such branch or affiliate is named as a lending office on the signature pages hereof); provided, however, that in such event the obligation
                         --------  -------
of the Borrowers to repay such Loan shall nevertheless be to such Bank and shall, for all purposes of this Agreement (including, without limitation, for purposes of the definition of the term "Majority Banks") be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate; and provided, further, that, as of the time of the making of such election, such
--------  -------
election does not increase the amounts which would have been payable by the Borrowers to such Bank under this Agreement and such Bank's Note in the absence of such election.

          Section 1.10  Notice and Manner of Borrowing.  The Borrowers shall
                        ------------------------------
give a Notice to the Agent of each proposed Prime Loan Borrowing not less than four (4) Domestic Business Days prior to the proposed Borrowing Date, speci-fying the aggregate principal amount of Prime Loans the Borrowers then desire the Banks to make, and the proposed Borrowing Date thereof (which date shall be a Domestic Business Day). The Borrowers shall give a Notice to the Agent of each proposed CD Loan Borrowing, not less than four (4) Domestic Business Days prior to the proposed Borrowing Date, specifying the aggregate principal amount of CD Loans the Borrowers then desire the Banks to make, the proposed Borrowing Date and Maturity Date (which dates shall be CD Business Days) and the duration
of the initial CD Interest Period with respect thereto.   The Borrowers shall
give a Notice to the Agent of each proposed Eurodollar Loan Borrowing not less than four (4) Eurodollar Business Days prior to the proposed Borrowing Date, specifying the aggregate principal amount of Eurodollar Loans the Borrowers then desire the Banks to make, the proposed Borrowing Date and Maturity Date (which dates shall be Eurodollar Business Days) and the duration of the initial Eurodollar Interest Period with respect thereto. Any Notice given by the Borrowers under this Section 1.10 shall, subject to the provisions of Article II, be irrevocable. The Agent shall advise each Bank of each such Notice promptly after the Agent's receipt thereof. Not later than 12:00 noon, San Francisco time, on each proposed Borrowing Date, each Bank shall provide the Agent at its office specified in Section 12.4, with immediately available funds in Dollars covering such Bank's Proportional Share of the Borrowing, and the Agent shall promptly pay over to the Borrowers such funds as it has received from the Banks pursuant to this section by depositing the same in the general deposit account of the Parent maintained with the Agent; provided,
                                                                 --------
however, that if such Loan is a refinancing of a Eurodollar Loan or a CD Loan
-------
having a Maturity Date on such Borrowing Date, each Bank shall on behalf of the Borrowers on such Borrowing Date repay in full or in part such Eurodollar Loans or CD Loans theretofore outstanding from the proceeds of the Loans made on such Borrowing Date.

          Section 1.11  Voluntary Prepayments.  The Borrowers shall have the
                        ---------------------
right at any time and from time to time upon at least one full Business Day's Notice to the Agent (which shall promptly advise the Banks) to prepay, without premium or penalty, either the Revolving Credit Notes or the Term Notes, as the Borrowers shall specify, in whole or in part, in the amount of $500,000, or an integral multiple thereof, provided that (i) any such prepayment on the Term Notes shall be applied, first to the last maturing installment or installments of said Notes, (ii) the amount of each prepayment on the Revolving Credit Notes shall again become available for borrowing pursuant to Section 1.1 on the date of such prepayment, and (iii) any repayment of CD Loans or Eurodollar Loans shall be made only on the expiration date(s) of the related CD Interest Period(s) or Eurodollar Interest Period(s).

          Section 1.12  Place and Manner of Payment.  All amounts payable by
                        ---------------------------
the Borrowers to the Banks pursuant to the provisions of this Agreement shall be paid in Dollars and in immediately available funds. All such amounts payable by the Borrowers to the Banks shall be paid to the Agent at its office specified in Section 12.4 for the account of the Banks ratably, and the Agent shall concurrently pay to the Banks such amounts as and when received by it for the account of the Banks, in the same funds in which such amounts were received. Any payment received by the Agent after 12:00 noon San Francisco time shall be deemed to have been received on the next Domestic Business Day and interest thereon shall accrue until, and be payable on, such next Domestic Business Day. Any payment made by the Borrowers to the Agent pursuant to the terms of this Agreement or the Notes for the Account of any Bank shall consti-tute payment to such Bank. Until the Borrowers give the Agent a Notice to the contrary, the Borrowers hereby authorize the Agent to debit the Parent's deposit account maintained at said office of the Agent for all payments of principal and interest when due hereunder. The Agent shall promptly furnish the Borrowers a written debit advice after each such debit.

          Section 1.13  Pro Rata Treatment.  Each Borrowing from, and change in
                        ------------------
the Commitments of, the Banks hereunder, shall be made pro rata in accordance with their respective Commitments, except as provided in Section 2.5. If any Notes or any payment required to be made thereon becomes due and payable on a day other than a Domestic or Eurodollar Business Day, as the case may be, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension, unless, in the case of interest on a Eurodollar Loan, the next succeeding Eurodollar Business Day falls in another calendar month, in which case the applicable Eurodollar Interest Period shall expire on the next preceding Eurodollar Business Day. Each payment and prepayment on the Term Notes and on the Revolving Credit Notes shall be made to the Banks pro rata in accordance with the unpaid principal amount of the Term Notes and Revolving Credit Notes, respectively, held by each of them at the time of such payment. The Banks agree among themselves that, if a Bank shall obtain payment of any obligation held by it through the exercise of a right of setoff, banker's lien or counterclaim, or from any other source, it shall promptly purchase from the other Banks participations in the obligations held by the other Banks in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all the Banks shall share the benefit of such payment pro rata as specified in the preceding sentence, provided, however, that if all
                                                 --------  -------
or any portion of such excess payment is hereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Banks further agree that for the purpose of this Section 1.13, all exercises of right of setoff, banker's lien or counterclaim by any Bank shall be deemed to have been made against and in respect of the Note or Notes held by such Bank and not against any other obligation of either Borrower to it. The Borrowers agree that any Bank so purchasing a participation in obligations held by the other Banks may exercise all rights of setoff, banker's lien or counterclaim with respect to such participation as fully as if such Bank were a direct holder of said Note or other Obligations in the amount of such participation.

ARTICLE II - YIELD PROTECTION; CHANGED CIRCUMSTANCES
----------------------------------------------------

          Section 2.1  Unavailability or Impracticability of CD or Eurodollar
                       ------------------------------------------------------
Loans.  If (i) with respect to any Eurodollar Interest Period or CD Interest
-----
Period, the Agent reasonably determines that Dollar deposits in the principal amount requested in the relevant Notice of Borrowing for periods equal to the relevant Eurodollar Interest Period or CD Interest Period are not available in the London Interbank Eurodollar Market or in the domestic CD market, respectively, or (ii) the Majority Banks in any Borrowing reasonably determine, and give Notice to the Agent, that the making of Eurodollar Loans or CD Loans, as the case may be, in such Borrowing has become impracticable because the related Eurodollar Rate or CD Rate, as the case may be, does not adequately and accurately reflect the cost of maintaining or funding such Eurodollar Loans or CD Loans, as the case may be, then the Agent shall forthwith give Notice of such determination to the Borrowers and the Banks in such Borrowing. There-after, and so long as either conditions specified in clause (i) or (ii) of this
Section 2.1 continues, no Bank shall have any obligation to make or extend Eurodollar Loans or CD Loans, as the case may be, (or to convert Loans into Eurodollar Loans or CD Loans, as the case may be) in such Borrowing (and any outstanding Notice requesting any such Borrowing, Extension or conversion per-taining to such Borrowing shall be deemed to be revoked), and the Borrowers shall convert any Eurodollar Loans or CD Loans, as the case may be, in such Borrowing into Prime Loans, Eurodollar Loans or CD Loans, as the case may be, in accordance with Section 1.8, or prepay such Eurodollar Loans or CD Loans, as the case may be, upon four (4) Domestic Business Days' prior Notice to the Agent, which prepayment shall be made without premium or penalty and on the expiration date of the related existing Eurodollar Interest Period or CD Interest Period, as the case may be.

          Section 2.2  Increased Costs.  If any Bank reasonably determines
                       ---------------
that, because of any Regulatory Requirement (including, but not limited to, those affecting Taxes or reserve or special deposit or similar requirements), or because of actions permitted by Section 1.9, the cost to such Bank of making or maintaining any Loans has increased (which increased cost shall be deemed to include any decrease in any amount receivable by such Bank in connection with any Loans and, notwithstanding the definition herein of "Regulatory Requirement," any material difference between the Federal Reserve System reserve requirement now or hereafter imposed on such Bank and the reserve requirement for which such Bank is compensated pursuant to Section 2.3 or the definition herein of "CD Rate"), then such Bank shall forthwith give Notice of such determination to the Borrowers and the Agent. Thereafter, the Borrowers shall pay to each such Affected Bank, fifteen (15) Domestic Business Days after written demand to the Borrowers with a copy to the Agent (which demand shall show the basis for the calculation of the increased cost), such additional amounts as shall be required to compensate such Affected Bank for such increased costs. If as a result the Borrowers elect to prepay or convert Loan(s) pursuant to Section 2.5, the Borrowers shall pay fifteen (15) Domestic Business Days after written demand the increased costs of the Affected
Bank(s) accruing for the period prior to such date of prepayment or Conversion.

          If after the Effective Date the implementation of or any change in any Regulatory Requirement imposes, modifies or deems applicable any capital adequacy or similar requirement (including without limitation a request or requirement which affects the manner in which any Bank allocates capital resources to its commitments, including its obligations hereunder) and as a result thereof, in the sole opinion of such Bank, the rate of return on such Bank's capital as a consequence of its obligations hereunder is reduced to a level below that which such Bank could have achieved but for such circum-stances, then and in each such case upon demand from time to time the Borrowers shall pay to such Bank such additional amount or amounts as shall compensate such Bank for such reduction in rate of return; provided, however, that such
                                                --------  -------
amounts shall be computed solely on a prospective basis from the date such Bank notifies the Borrowers of such circumstances. A certificate of such Affected Bank as to any such additional amount or amounts, in the absence of manifest error, shall be final and conclusive. In determining such amount, the Affected Bank may use any reasonable averaging and attribution methods.

          Section 2.3  Reserve Requirements.  In addition to all other amounts
                       --------------------
payable by the Borrowers hereunder, the Borrowers shall pay to each Bank that is subject to a Eurodollar Reserve Requirement an amount equal to the dif-ference between (i) the interest payable to such Bank on each Eurodollar Loan at the applicable Eurodollar Rate and (ii) the interest that would have been so payable if such Eurodollar Rate had been multiplied by the following fraction:

                                 1
          -------------------------------------
          100% - Eurodollar Reserve Requirement

Each Bank which has such a reserve requirement imposed on it shall forthwith give Notice of such requirement to the Borrowers and the Agent. Within fifteen
(15) Domestic Business Days after the date of such Notice, the Borrowers shall pay to each such Bank such additional amount as shall be required to compensate such Bank for such reserve requirement; provided, however, to the extent such
                                        --------  -------
additional amounts relate to a Eurodollar Loan that has not yet matured, the Borrowers shall pay such amount upon the maturity of that Eurodollar Loan concurrently with the payment of interest thereon; and provided further, that
                                                       -------- -------
the Borrowers shall not be liable to a Bank for amounts under this Section 2.3 that are allocable to any time more than sixty (60) days before such Bank gives the Notice of imposition of a reserve requirement described above.

          Section 2.4  Illegality of Eurodollar Loans. If any Bank reasonably
                       ------------------------------
determines that it has become unlawful, because of any Regulatory Requirement, for such Bank (i) to make Eurodollar Loans hereunder, or (ii) to maintain Eurodollar Loans hereunder, then such Bank shall give Notice of such deter-mination to the Borrowers and the Agent. Thereupon, in the case of clause (i), the obligation of such Affected Bank to make or extend Eurodollar Loans or to convert Loans into Eurodollar Loans shall be suspended until such time as it is once again lawful for such Affected Bank to make Eurodollar Loans, and, in the case of clause (ii), the Borrowers shall prepay each Eurodollar Loan of such Affected Bank either (x) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Bank may lawfully continue to fund and maintain such Eurodollar Loan to such day or (y) immediately if such Bank may not lawfully continue to fund and maintain such Eurodollar Loan to such day. Any such prepayment of an Affected Bank's Eurodollar Loan(s) or any such conversion of all Borrowings of which the Affected Bank's Eurodollar Loans are a part shall be subject to the payment of the indemnity referred to in
Section 2.6.

          Section 2.5  Substitution of Banks.  If any Affected Bank has given
                       ---------------------
Notice pursuant to Section 2.2 or 2.4, the Borrowers shall, at their election, take one of the following actions: (i) revoke (subject to payment of any amounts required under Section 2.6) any then pending Notice of proposed Borrowing or Conversion and give another Notice for a Borrowing or a Conversion to be made up of, and/or prepay or convert each existing Borrowing made up of Loans subject to such Notice into a Borrowing consisting of, Loans not subject to such increased costs or not claimed to be illegal; (ii) if any Affected Bank has given Notice of increased costs, agree to pay such increased costs, on terms and conditions mutually satisfactory to the Borrowers and such Affected Bank; (iii) instruct the Affected Bank to make such Affected Bank's Loan as a Prime Loan or a CD Loan, which shall be converted to a Eurodollar Loan at such time as such Notice is no longer applicable; (iv) request the non-Affected Banks to take over all (but not part) of such Affected Bank's Loans; provided,
                                                                     --------
however, that the non-Affected Banks may elect to take over fewer than all of
-------
the Affected Bank's Loans; or (v) if and only if the non-Affected Banks have elected to take over less than all of the Affected Bank's Loans, designate a Replacement Lender or Lenders to take over all of the Loans of the Affected Bank not being taken over by the non-Affected Banks subject, in the case of
(v), to the requirement that no Replacement Lender may have a Commitment of less than $5,000,000.

          If one or more non-Affected Banks shall so agree in writing, such non-Affected Banks (pro rata according to their outstanding Loans) shall make Loans to the Borrowers in an aggregate amount equal to the portion of the out-standing Loans of the Affected Bank being replaced pursuant to this sentence (and in the same admixture of Prime Loans, CD Loans and Eurodollar Loans as all the outstanding Loans of the Affected Bank) on a date mutually acceptable to such non-Affected Banks and the Borrowers. The proceeds of such Loans shall be used to repay the outstanding principal amount of the Loans of the Affected Bank being taken over the non-Affected Banks. If the Borrowers designate a Replacement Lender or Lenders in respect of all or a portion of the outstanding Loans of the Affected Bank, such Replacement Lenders shall purchase such Loans or portion, without recourse to or warranty by (other than a warranty from the Affected Bank as to the principal amount of the Loans being purchased), or expense to, such Affected Bank, and such Affected Bank shall sell such Loans, for a purchase price equal to the outstanding principal amount of the Loans of such Affected Bank being purchased. Thereafter, the Commitment of such Affected Bank shall be allocated pro rata among such non-Affected Banks and/or such Replacement Lender(s). Any purchase of CD Loans or Eurodollar Loans by non-Affected Banks or Replacement Lenders shall take place only on the last day of the relevant CD Interest Period or Eurodollar Interest Period (except, in the case of Eurodollar Loans, as otherwise required by Section 2.4).

          Upon accomplishment of the foregoing, the Affected Bank shall no longer have any obligations hereunder (except for obligations, if any, accrued before and not discharged as of such accomplishment) and shall no longer constitute a Bank for the purposes of this Agreement.

          Upon completing any purchase pursuant to this Section 2.5 and upon executing a counterpart of this Agreement, each Replacement Lender shall become a Bank hereunder. The Borrowers shall provide replacement Notes to each Replacement Lender and to any non-Affected Bank making Loans pursuant to this
Section 2.5 to reflect the identity of, and/or the increased or new, respectively, Commitment of, each such non-Affected Bank or Replacement Lender, respectively.

          Section 2.6  Indemnity.  The Borrowers shall compensate each Bank,
                       ---------
fifteen (15) Domestic Business Days after Notice by such Bank (which Notice shall set forth the basis for requesting such amounts), for all reasonable losses and expenses in respect of any interest paid or premium or penalty incurred by such Bank (or its lending ,branch or affiliate) to lenders or otherwise in respect of the funds borrowed by or deposited with it to make or maintain its CD Loans or Eurodollar Loans which such Bank (or its lending branch or affiliate) may sustain, to the extent not otherwise compensated for under this Agreement (under Section 2.2 or otherwise) and not mitigated by the re-employment of such funds: (i) if for any reason (other than a default by such Bank or the operation of Section 2.1) a Borrowing, Conversion or Extension of any Loan does not occur on a date specified therefor in a Notice of Borrowing, Conversion or Extension given by the Borrowers, including, without limitation, because a Notice is revoked pursuant to Section 2.5(i), or (ii) if a CD Loan or a Eurodollar Loan is repaid other than on the expiration date of the related CD Interest Period or Eurodollar Interest Period. A statement as to such loss or expense (including calculations, in reasonable detail, showing how such Bank computed such loss or expense) shall be promptly submitted by such Bank to the Borrowers (with a copy to the Agent).

          Section 2.7  Payments of Accrued Amounts.  On the date of any Loan
                       ---------------------------
prepayment made in accordance with this Article II, the Borrowers shall also pay, to the Bank being prepaid, interest accrued on the amount of such Loan being prepaid. The Borrowers shall also make timely payment of all other amounts owing to such Bank hereunder with respect to the amount of such Loan being prepaid.

          Section 2.8  Banks' Obligation to Mitigate.  Each Bank agrees that
                       -----------------------------
as promptly as practicable after it becomes aware of the occurrence of an event that would entitle it to give Notice pursuant to Section 2.2 or 2.4, it will, prior to the date of any prepayment or Conversion of an affected Loan, use reasonable efforts to make, fund or maintain such Loan through another lending office of such Bank if as a result thereof the increased costs would be avoided or materially reduced or the illegality would thereby cease to exist and if, as determined by such Bank, the making, financing or maintenance of such Loan through such other lending office does not otherwise materially adversely affect such Loan or Bank. The Borrowers hereby agree to pay all reasonable expenses incurred by any Bank in utilizing another lending office of such Bank pursuant to this Section 2.8.

          Section 2.9  Funding Assumptions.  Solely for purposes of calculating
                       -------------------
amounts payable by the Borrowers to the Banks under this Article II, (i) each Eurodollar Loan made by a Bank (and each related reserve, special deposit similar requirement) shall be conclusively deemed to be funded at the Libor Rate used in determining the relevant Eurodollar Rate by such Bank (or its branch or affiliate) by a matching deposit in the London Interbank Eurodollar Market, whether or not such Loan is in fact so funded, and (ii) each CD Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to be funded at the Certificate Rate used in determining the relevant CD Rate by such Bank (or its branch or affi-liate) by the issuance of its certificate of deposit in a comparable amount and for a comparable period, whether or not such Loan is in fact so funded.

ARTICLE III - CONDITIONS PRECEDENT
----------------------------------

          Section 3.1  All Loans.  The obligation of each of the Banks to make
                       ---------
any Loan hereunder on each Borrowing Date is subject to the following conditions precedent:

          A. Receipt by the Agent from the Borrowers of the Notice of Borrowing specified in Section 1.10. Each such Notice received by the Agent hereunder shall be deemed to be a representation and warranty by the Borrowers as of the Borrowing Date in such Notice that, after giving effect to the requested Loan:

               (i) the material representations and warranties contained herein, on and as the date of such Loan, or made in any writing delivered or furnished pursuant to this Agreement or to induce and Banks to amend or waive any provisions of this Agreement or extend the Termination Date on and as of the date as of which made, are or were, as the case may be, true and correct in all material respects, and provided the representations and warranties contained in Section 4.5 shall be deemed to be made with respect to the most recent financial statements delivered to the Banks; and

               (ii) no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

          Section 3.2  Effectiveness of the Agreement.  This Agreement shall
                       ------------------------------
not be effective until the following conditions have been satisfied, all of which shall be deemed either satisfied or waived upon delivery by the Agent of the certificate attached as Exhibit D:

          A.   The Revolving Credit Notes.  The Borrowers shall have delivered
               --------------------------
to the Agent for the account of each Bank duly executed Revolving Credit Notes.

          B.   Certificate of Authority. The Borrowers shall have delivered to
               ------------------------
the Agent a certificate of an officer of each Borrower concerning the authority of the officers executing this Agreement in form and substance satisfactory to the Agent.

          C.   Required Acts and Conditions.  All acts and conditions
               ----------------------------
(including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed, and to have happened precedent to the execution, delivery and performance of this Agreement and the Notes, and to constitute the same legal, valid and binding obligations enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

          D.   Documentation and Proceedings.  All corporate and legal
               -----------------------------
proceedings and all instruments in connection with the transactions con-templated by this Agreement shall be reasonably satisfactory in form and substance to the Banks and their counsel, Watanabe, Ing & Kawashima, and the Banks and such counsel shall have received any and all further information and documents, including records of corporate proceedings, which the Banks and such counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

          Section 3.3  Certificate of Agent.  When the conditions enumerated
                       --------------------
under Section 3.2 have been fulfilled, the Agent, on behalf of the Banks, shall execute and deliver to the Borrowers a certificate substantially in the form of Exhibit D attached hereto.

          Section 3.4  Loan Under Term Credit.  In the case of the Term Loans
                       ----------------------
pursuant to Section 1.5 above, the Borrowers shall have delivered to the Agent for the account of the Banks Term Notes complying with the requirements of
Section 1.6 above.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE BORROWERS
------------------------------------------------------------

          As an inducement to the Banks to enter into this Agreement and to make the Loans provided for herein, the Borrowers represent and warrant to the Banks as follows:

          Section 4.1  Due Incorporation, Qualification, Etc.  Each of the
                       --------------------------------------
Borrowers and the Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction in which incorporated and is authorized to do business in the jurisdictions in which its ownership of property or conduct of business legally requires such authorization and where failure to do so would have a material adverse effect on either Borrower or any such Significant Subsidiary, and has full power and authority to own its properties and assets and to conduct its business as presently conducted.

          Section 4.2  Capacity.  Each Borrower has full power and authority to
                       --------
execute and deliver, and to perform and observe the provisions of, this Agree-ment and the Notes and to carry out the transactions contemplated hereby and thereby.

          Section 4.3  Authority and Enforceability.  The execution, delivery
                       ----------------------------
and performance by each Borrower of this Agreement and the Notes have been duly authorized by all necessary corporate action, and do not and will not require any registration with, consent or approval of, notice to, or any action by, any Person, except such, if any, as have been obtained in writing, copies of which consents have been furnished to the Banks. This Agreement constitutes, and the Notes when delivered by the Borrowers hereunder will constitute, legal, valid and binding obligations of each Borrower enforceable against each Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and by the effect of rules of law governing specific performance, injunctive relief or other equitable remedies.

          Section 4.4  Compliance with other Instruments.  The execution and
                       ---------------------------------
delivery of this Agreement and compliance with its terms, and the issuance of the Notes as contemplated herein, will not result in a material breach of any of the terms or conditions of, or result in the imposition of any lien, charge or encumbrance upon any properties of either Borrower or their respective Subsidiaries pursuant to, or constitute a default (with due notice or lapse of time or both) or result in an occurrence of an event for which any holder or holders of Funded Indebtedness with any unpaid principal balance of $1,000,000 or more may declare the same due and payable under, any indenture, agreement, order, judgment or instrument under which either Borrower or any of their respective Subsidiaries is a party or by which either Borrower or any of their respective Subsidiaries or its or their property may be bound or affected, or under the charter documents or bylaws of either Borrower or any of their respective Subsidiaries, and will not violate any existing provision of law applicable to either Borrower.

          Section 4.5  Financial Statements.  The consolidated balance sheet of
                       --------------------
A&B-Hawaii as of December 31, 1995 and the related consolidated statements of income and the audited consolidated balance sheets of Parent as of December 31, 1995, and the related consolidated statements of income and shareholders' equity of Parent and its Subsidiaries for the year then ended, in the latter case covered by the opinion of Deloitte Haskins & Sells, independent public accountants, and the unaudited consolidated balance sheets of Parent and of A&B-Hawaii as of September 30, 1996, and, respectively, the related consoli-dated statement of income of Parent and its Subsidiaries and of A&B-Hawaii for the four months then ended, duly certified by the chief financial officer thereof, copies of which have been furnished to the Banks, are complete and correct and fairly present, subject, in the case of said balance sheets as of September 30, 1996, and said statement of income for the nine months then ended, to year-end audit adjustments, the consolidated financial position of A & B-Hawaii and Parent and its Subsidiaries, respectively, as at such dates and the consolidated results of operations of the Parent and its Subsidiaries and of A&B-Hawaii, respectively, for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis (except as set forth in the notes thereto).

          Section 4.6  Material Adverse Events.  Since December 31, 1995,
                       -----------------------
there has been no material adverse change in the business, financial position or results of operations of the Parent and its Subsidiaries, considered as a whole.

          Section 4.7  Litigation, Etc.  Except as reflected in the financial
                       ----------------
statements referred to in Section 4.5 or as otherwise disclosed to the Banks in writing, (including, without limitation, for such purposes, any document furnished to the Banks pursuant to Section 6.1) there are no actions, suits or proceedings (whether or not purportedly on behalf of either Borrower) pending, or to the knowledge of either Borrower threatened, against or affecting either Borrower or any of their respective Subsidiaries, at law or in equity, which, if adversely determined, could have a material adverse effect on the business, properties or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole. Any action, suit or proceeding as to which either Borrower and/or the relevant Subsidiary or Subsidiaries have received, from the counsel representing either Borrower and/or the relevant Subsidiary or Subsidiaries therein, a written opinion that the likelihood of the successful assertion of any liability that could have a material adverse effect as described in the preceding sentence is remote, shall not be deemed an action, suit or proceeding which could have such a material adverse effect. After due inquiry, to the knowledge of the Borrowers, neither of the Borrowers nor any of their respective Subsidiaries is in violation or default with respect to any applicable laws and/or regulations which materially affect the operations and/or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole nor are they, or any of them, in violation or default with respect to any order, writ, injunction, demand or decree of any court or any governmental agency or in violation or default in any material respect under any indenture, agreement or other instrument under which either Borrower or any of their respective Subsidiaries is a party or may be bound, default under which there might be consequences that would materially and adversely affect the business, properties or condition (financial or otherwise) of the Borrowers and their respective Subsidiaries taken as a whole.

          Section 4.8  Title.  Each of the Borrowers and their respective
                       -----
Subsidiaries has good and marketable title to its properties reflected in the consolidated balance sheet and related notes referred to in Section 4.5 (except
(i) those properties disposed of since the date of such accounts in the ordinary course of business or as are no longer used or useful in the conduct of its business, (ii) title defects and encumbrances which either individually or in the aggregate are of no material consequence to the Parent and its Subsidiaries taken as a whole, (iii) such vessels and other assets of Matson, title to which is held in the name of owner trusts or similar entities pursuant to the requirements of the transactions by which the construction and/or purchase of the same were financed, and (iv) property leased pursuant to finance leases) and all properties and assets acquired by the Borrowers or a Subsidiary thereafter and prior to the Effective Date; and all such properties and assets are not subject to any lien (including any encumbrance or security interest), except liens permitted under Section 7.3 hereof and those which are reflected in the most recent balance sheet (referred to in Section 4.5) and the related notes.

          Section 4.9  Patent and Other Rights.  Each of the Borrowers and
                       -----------------------
their respective Subsidiaries either possesses or has applied for all material patents, licenses, trademarks, trade names, trade secrets, copyrights and all rights with respect thereto, which are required to conduct their business as now conducted without known conflict with the rights of others which would materially affect the business, properties or condition (financial or other-wise) of the Parent and its Subsidiaries, taken as a whole.

          Section 4.10  Adverse Contracts and Orders.  Except as heretofore
                        ----------------------------
publicly disclosed or disclosed in writing to the Banks, neither of the Borrowers nor any of their respective Subsidiaries is a party to or is bound by, or subject to, any contract, instrument, charter, bylaw or other corporate restriction or any order, decree or judgment of any Person (the "Restrictive Documents") which materially and adversely affects the business, properties or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole or is in material default in the performance, observance, or fulfillment of any of the material obligations or conditions contained in any of such Restrictive Documents.

          Section 4.11  Taxes.  Each of the Borrowers has filed or caused to be
                        -----
filed all material tax returns which are required to be filed by it and any of their respective Subsidiaries, pursuant to the laws, regulations or orders of each Person with taxing power over either Borrower or any of their respective Subsidiaries or the assets of any thereof. Each Borrower and each of their respective Subsidiaries has paid, or made provision for the payment of, all material taxes, assessments, fees and other governmental charges which have or may have become due pursuant to said returns, or otherwise, or pursuant to any assessment received by either Borrower or any of their respective Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principles) have been provided. Federal income tax returns of the Parent have been audited by and settled with the Internal Revenue Service or the statute of limitations has expired for all years to and including the fiscal year ended December 31, 19[ ], and the results of such settlement are or will be properly reflected in the financial statements referred to in Section 4.5 and Section
6.1. The charges, accruals and reserves in respect of taxes on the books of the Borrowers are sufficient to comply with generally accepted accounting principles. The Borrowers know of no proposed material tax assessment against either of them or any of their respective Subsidiaries, and no extension of time for the assessment of federal, state or local taxes of either Borrower or any of their respective Subsidiaries is in effect or has been requested except in either case as disclosed in the financial statements furnished to the Banks pursuant to Sections 4.5 and 6.1A, and except for extensions obtained in the ordinary course of business.

          Section 4.12  Lawful Use of Proceeds; Compliance with Federal Reserve
                        -------------------------------------------------------
Board Regulations.  All proceeds of the Revolving Loans shall be used by the
-----------------
Borrowers for their general working capital purposes or to make Friendly Acquisitions or by the Parent to repurchase shares of the capital stock of the Parent. No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve the Borrowers in a violation of Regulation X of said Board or the Banks in a violation of Regulation U of said Board. If requested by the Banks, the Borrowers will furnish to the Banks in connection with the Loans a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

          Section 4.13  Employee Retirement Income Security Act of 1974.
                        -----------------------------------------------

          A. To the best of the Borrowers' knowledge, after due inquiry, no material Reportable Event has occurred and is continuing with respect to any Plan.

          B. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by either Borrower or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by either Borrower, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Borrowers and their Subsidiaries taken as a whole. Neither Borrower, any of their Subsidiaries or any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV or ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Borrowers and their Subsidiaries taken as a whole. The execution and delivery of this Agreement and of the Notes will be exempt from, or will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code.
 The representation by the Companies in the next preceding sentence is made in reliance upon and subject to the accuracy of each Bank's representation in
Article V.

          Section 4.14  Investment Borrower(s) Act of 1940.  Neither of the
                        ----------------------------------
Borrowers nor any of their respective Subsidiaries is an "investment borrower(s)" within the meaning of the Investment Borrowers Act of 1940.

          Section 4.15  Subsidiaries.  Exhibit E is a complete and correct list
                        ------------
of all present Subsidiaries of each Borrower, which list shows for each Subsidiary, its state or jurisdiction of incorporation, its principal business, and the number and percentage of its outstanding securities owned of record and/or beneficially by such Borrower. Except as disclosed in Exhibit E, each Borrower directly or indirectly owns, free and clear of all liens, charges, encumbrances and rights of others whatsoever, all shares of such Subsidiaries shown on Exhibit E for such Borrower, and all shares of Significant Subsidiaries are validly issued and fully paid.

          Section 4.16  Solvency.  The fair value of the property of each
                        --------
Borrower is greater than the total amount of liabilities, including without limitation contingent liabilities, of such Borrower; the present fair salable value of the assets of each Borrower is not less than the amount that will be required to pay the probable liability of such Borrower on its debts as they become absolute and matured; each Borrower does not intend to, nor does it believe that it will, incur debts or liabilities beyond its abilities to pay as such debts and liabilities mature; and neither Borrower is engaged in a business or a transaction, or about to engage in a business or a transaction, for which such Borrower's property would constitute an unreasonably small capital.

ARTICLE V - REPRESENTATION OF THE BANKS
---------------------------------------

          Each Bank represents that it is its present intention to make the Loans for its own account and not to make any public offering or to effect any distribution of the Notes, subject nevertheless to any requirement of law that the disposition of its Notes should remain within the control of such Bank. Each Bank further represents and warrants that no Loan made by it will be made out of the assets of any separate account maintained by it in which any Plan (or any individual account plan maintained for employees of the Parent or any Subsidiary) has an interest, nor will such Bank assign or otherwise transfer any of its Loans or Notes to any Plan.

ARTICLE VI - AFFIRMATIVE COVENANTS OF THE BORROWERS
---------------------------------------------------

          During the term of this Agreement and until payment in full of the obligations, unless compliance shall have been waived in accordance with
Section 12.10 by the Majority Banks, the Borrowers agree that:

          Section 6.1  Financial Records, Statements and Reports and
                       ---------------------------------------------
Inspection.
----------

          A. The Borrowers at all times will keep, and will cause each of its Subsidiaries to keep, books of record and account in which proper entries will be made of its financial transactions in accordance with generally accepted accounting principles and will furnish to the Banks:

               (i) as soon as possible and in any event within ten days after any officer of either Borrower has knowledge of the occurrence of each Event of Default, or each Unmatured Event of Default which is continuing on the date of such statement, the statement of the chief financial officer of the Parent setting forth details of such Event of Default or Unmatured Event of Default and the action which the Borrowers propose to take with respect thereto;

               (ii) as soon as available and in any event within 45 days after the close of each of the first three quarters of each of the Borrowers' fiscal years, (a) a consolidated and consolidating balance sheet of the Parent and its Subsidiaries as of the end of such quarter and comparative consolidated statements of income for such quarter and year to date, (b) a consolidated balance sheet of A & B-Hawaii as of the end of the end of such quarter and comparative consolidated statements of income for such quarter and year to date, and (c) a statement that, to the best of the Borrowers' knowledge, after due inquiry, no event which constitutes an Event of Default or Unmatured Event of Default hereunder has occurred and is continuing, each certified by the chief financial officers of the Borrowers;

               (iii) as soon as available and in any event within 90 days after the close of each of the Borrowers' fiscal years, (a) a copy of the annual report for such year for the Parent and its Subsidiaries, including therein an audited consolidated and consolidating balance sheet of the Parent and its Subsidiaries and the unaudited consolidated balance sheet of A & B-Hawaii as of the end of such fiscal year and audited consolidated statements of income and shareholders' equity of the Parent and its Subsidiaries for such fiscal year, in the case of each of the audited statements, covered by the opinions of Deloitte Haskins & Sells or other independent public accountants of recognized standing reasonably acceptable to the Banks; and (b) a letter of the chief financial officers of the Borrowers, dated as of the end of such year, stating that, to the best of the Borrowers' knowledge, after due inquiry, no event which constitutes an Event of Default or Unmatured Event of Default hereunder has occurred and is continuing;

               (iv) within 45 days after the close of each of the first three quarters of each of the Borrowers' fiscal years, and within 90 days after the close of each of the Borrowers' fiscal years, a report in form reasonably satisfactory to the Banks comparing the required quantitative covenants set forth in Section 7.1, 7.2, 7.4, 7.5 and 7.8 hereof and certified as correct by the chief financial officers of the Borrowers;

               (v) prompt notice of any Reportable Condition reported to either Borrower, or to either Borrower's Board of Directors, by the Borrowers' independent public accountants;

               (vi) promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Parent sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements under the Securities Act of 1933, as amended, which the Parent or any Subsidiary files with the Securities and Exchange commission, with any governmental authority successor thereto, or with any national securities exchange;

               (vii) promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of either Borrower pursuant to the terms of any indenture, loan or credit, or similar agreement, and not otherwise required to be furnished to the Bank pursuant to any other clause of this Section 6.lA;

               (viii) prompt notice of any condition or event which has resulted in (a) a material adverse change in the Parent's consolidated financial condition or (b) a material breach of or noncompliance with any material term, condition or covenant of any material contract to which either Borrower or any Significant Subsidiary is a party or by which it or its property may be bound;

               (ix) prompt written notice of any claims, proceedings or disputes (whether or not purportedly on behalf of either Borrower) against, or to the knowledge of either Borrower, threatened against or affecting, either Borrower and/or any of its Subsidiaries not fully covered by insurance (other than usual and customary deductibles), which, if adversely determined, would have a material adverse effect on the business, properties or condition (financial or otherwise) of either Borrower and its Subsidiaries taken as a whole (without in any way limiting the foregoing, claims, proceedings, or disputes involving monetary amounts the uninsured portion of which is in excess of $5,000,000 shall be deemed to be material, other than claims for personal injury brought by seamen and longshoremen against Matson unless there exists a substantial probability that the uninsured liability of Matson thereunder will be in excess of $5,000,000), or any material labor controversy resulting in a strike against either Borrower or any Significant Sub-sidiary that is likely to have a material adverse effect on the condition (financial or otherwise) of the Borrower or such Significant Subsidiary, or any proposal by any public authority to acquire any material amount of the assets or business of either Borrower or any significant subsidiary;

               (x) (a) and will cause each of its Subsidiaries to furnish to the Banks, as soon as possible, and in any event, within thirty (30) days after either Borrower or any of their respective Subsidiaries knows that any material Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer to the affected Borrower or Subsidiary setting forth details as to such material Reportable Event and the action which the affected Borrower or Subsidiary proposes to take with respect thereto, together with a copy of the notice of such material Reportable Event given to the PBGC, if a copy of such notice is available to the affected Borrower or Subsidiary, (b) prompt written Notice of any decision by either Borrower, any Subsidiary or any member of the Controlled Group to terminate or withdraw from any Plan, and (c) promptly after receipt thereof a copy of any notice of intent to terminate any Plan or to appoint a trustee to administer any Plan which either Borrower, any Subsidiary or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any Plan; and

               (xi) at any time the value of all Margin Stock and Publicly Traded Securities owned by the Parent and its Subsidiaries or by A & B-Hawaii and its Subsidiaries exceeds (or following application of the proceeds of an intended Borrowing hereunder to a Friendly Acquisition would exceed) 25% of the value of the total assets of the Parent and its Subsidiaries or A & B-Hawaii and its Subsidiaries, respectively, in each case as reasonably determined by the Borrowers, the Borrowers shall give prompt Notice of such fact to the Agent.

          B. So long as the Parent is required to file periodic reports with the Securities and Exchange Commission (or any successor agency thereto) under the Securities Exchange Act of 1934 (or any successor statute thereto), the Borrowers shall be deemed to have fulfilled their obligations under Sections 6.lA(ii)(a) and 6.lA(iii)(a) to provide consolidated financial statements if they timely furnish the Banks the Parent's quarterly report on Form l0-Q and its annual report on Form 10-K, respectively (or any successor forms required to be filed under such Act if they contain substantially the same information).

          C. The Borrowers will, upon request, furnish to the Banks and will cause any of their respective Subsidiaries to furnish such information as the Banks may reasonably request with respect to the business, affairs or condition (financial or otherwise) of the Borrowers or any of their respective Subsidiaries, and will permit and will cause their respective Subsidiaries to permit the Banks or representatives thereof, with reasonable prior Notice, at any reasonable time or times, to inspect the properties of the Borrowers or their respective Subsidiaries, and to inspect and examine the books or records of the Borrowers and their respective subsidiaries and to take extracts therefrom, in each case while accompanied by an officer or representative of one of the Borrowers, provided that the information obtained pursuant to this
Section 6.lC, to the extent not otherwise publicly available, shall remain confidential, but shall be available to the Agent and the other Banks (until such time, if any, as it otherwise becomes publicly available), subject, however, to any laws, regulations or orders of any court or governmental agency requiring the Banks to divulge any of such information.

          Section 6.2  Insurance.  The Borrowers will maintain, and will cause
                       ---------
each of their respective Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or subsidiary operates. Notwithstanding the foregoing, the Borrowers or any of their respective Subsidiaries may maintain a plan or plans of self-insurance to such extent and covering such risks as is usual for companies of comparable size engaged in the same or similar business, and, on request, the Borrowers will advise the Banks concerning any such plan or plans for self-insurance.

          Section 6.3  Other Debt.  The Borrowers will promptly pay and
                       ----------
discharge, and will cause each of their respective Subsidiaries promptly to pay and discharge, any and all Indebtedness, liens, charges, taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any of its properties prior to the date on which penalties accrue thereon, and lawful claims which, if unpaid, might become a lien or charge upon the property of such Borrower or Subsidiary, except such as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made, provided appropriate reserves are maintained to the reasonable satisfaction of the Majority Banks.

          Section 6.4  Maintenance of Existence; Conduct of Business.  Each
                       ---------------------------------------------
Borrower will preserve and maintain, and will cause each of their respective Significant Subsidiaries to preserve and maintain, its corporate existence, and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and will conduct its business in an orderly and efficient manner, keep the properties which are useful or necessary in its business in good working order and condition, and will comply with all applicable laws and regulations of any governmental authority and the terms of any indenture, contract or other instrument to which it may be a party or under which it or its properties may be bound, if noncompliance will have a material adverse effect upon its consolidated financial condition, except where con-tested in good faith and by proper proceedings; provided, however, that nothing
                                                --------  -------
herein contained shall prevent the Borrowers or any of their respective Subsidiaries from exercising any of their rights under Sections 7.4 and 7.5 of the Agreement.

          Section 6.5  Expenses.  The Borrowers will pay all reasonable
                       --------
out-of-pocket expenses of the Agent (including, but not limited to, reasonable fees and disbursements of the Agent's special counsel) incident to the preparation, execution and delivery of, and the making of the Loans under, this Agreement, the administration of the Loans, any amendments to or waivers of this Agreement, the protection of the rights of the Banks under this Agreement and the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise; provided, however, that upon and after the
                          --------  -------
occurrence of an Event of Default under Section 8.lF, the Borrowers shall pay the reasonable fees and disbursements of each Bank's counsel incurred by such Bank in its dealings with the Borrowers after the occurrence of such Event of Default. The billing rates usually and customarily charged by the counsel referred to in the above proviso in the jurisdiction in which it maintains its principal offices shall be deemed reasonable under the provisions of this
Section 6.5 even if such rates are greater than the billing rates usually and customarily charged by counsel whose principal offices are located in a different jurisdiction where a proceeding to enforce the rights of the Banks or any Bank under this Agreement may be pending. The Obligations of the Borrowers under this Section 6.5 shall survive payment of the Loans and cancellation of the Notes.

          Section 6.6  Advice of Acquisition.  Not later than five (5) Business
                       ---------------------
Days before the proposed Borrowing Date of any Borrowing, the proceeds of which are proposed to be used to make an Acquisition or to replenish any portion of either Borrower's working capital that is proposed to be or has been expended to make an Acquisition, the Borrowers shall give a Notice to the Agent (which shall promptly transmit the same to the Banks) specifying: (a) the identity of the Person the securities or assets of which were or are to be acquired in the Acquisition, (b) the nature of the Acquisition, (c) the tentative principal amount of Loans to be outstanding at any one time with respect to such Acquisition; (d) with respect to a proposed Acquisition, whether or not the
                                                                 ------
Borrowers believe it will be a Friendly Acquisition and the basis for such belief; and (e) which Borrower intends to undertake such Acquisition. It is understood and agreed that notwithstanding the provisions of this Section 6.7, the Banks shall make any Loan the proceeds of which are to be used to make a Friendly Acquisition if the requirements of Article I hereof have been fulfilled with respect to the proposed Borrowing and if the conditions of
Section 3.1 hereof have been met. Any Acquisition other than a Friendly Acquisition for which the proceeds of a Borrowing shall be used shall require the consent of the Majority Banks.

ARTICLE VII - NEGATIVE COVENANTS OF THE BORROWERS
-------------------------------------------------

          During the term of this Agreement and until the payment in full of any and all Obligations of the Borrowers, without the consent of the Majority Banks given in accordance with Section 12.10:

          Section 7.l  Financial Covenants.  The Parent agrees that it will
                       -------------------
not:

          A. (i) Commencing with the fiscal year beginning January 1, 1996, permit the Parent's Consolidated Tangible Net Worth to be less than the sum of
(x) $550,000,000 plus (y) 25% of the Parent's Consolidated Cumulative Net Income after December 31, 1995 (such required minimum net worth not to be reduced by any consolidated net loss during any such period);

               (ii) Notwithstanding the provisions of Section 7.lA(i), the Parent's Consolidated Tangible Net worth may decline below the amount then permitted under Section 7.lA(i), but in no event more than $100,000,000 below such amount, in an amount equal to the aggregate consideration paid by the Parent to its shareholders to repurchase shares of its capital stock as permitted by Section 7.8B hereof; provided, that if Consolidated Tangible Net
                                  --------
Worth has already declined by $100,000,000 below such amount, it may decline by up to an additional $1,000,000 as a result of such repurchases permitted under the second sentence of the second paragraph of Section 7.8B hereof.

          B. (i) At any time that the aggregate principal balance of Loans outstanding hereunder is less than $75,000,000, permit the Parent's Consoli-dated Current Assets plus the amount available to the Parent under committed (subject only to conditions precedent that are or could promptly be satisfied) but unfunded lines of credit (including amounts available hereunder) to be less than 130% of the Parent's Consolidated Current Liabilities, and (ii) at any time that the aggregate principal balance of Loans outstanding hereunder is $75,000,000 or more, permit the Parent's Consolidated Current Assets plus the amount available to the Parent under committed (subject only to conditions precedent that are or could promptly be satisfied) but unfunded lines of credit (including amounts available hereunder) to be less than 100% of the Parent's Consolidated Current Liabilities.

          C. Permit the Parent's consolidated Contingent Liabilities to be more than 20% of its Consolidated Tangible Net Worth.

          D. Permit the Parent's consolidated Excluded Liabilities to be more than 50% of its Consolidated Tangible Net Worth.

          E. Permit the Parent's Interest Coverage Ratio for any fiscal quarter (measured at the end of such fiscal quarter) to be less than 2.0 to 1.0.

          Section 7.2  Indebtedness.  Each Borrower agrees that it will not,
                       ------------
and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, or otherwise become or be liable in respect of any Funded Indebtedness, other than Funded Indebtedness which, together with all other Funded Indebtedness of the Parent and its Subsidiaries, does not exceed 150% of Consolidated Tangible Net Worth.

          Section 7.3  Liens.  Each Borrower agrees that it will not, and will
                       -----
not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any lien (including any encumbrance or security interest) of any kind upon any of its assets, whether now owned or hereafter acquired, except:

          A. liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith, and liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the satisfaction of the Banks for the eventual payment thereof in the event it is found that such is payable by the Parent or any of its subsidiaries;

          B. liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders and statutory obligations entered into in the ordinary course of business or to secure obligations on surety or appeal bonds, or easements, rights of way, restrictions and similar encumbrances incurred in the ordinary course of business and not interfering with the ordinary conduct of the business of the Parent or any of its Subsidiaries nor materially and adversely affecting the value of the properties encumbered;

          C. material judgment liens in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by insurance;

          D. liens existing on the Effective Date reflected in the latest balance sheet furnished to the Banks pursuant to Section 6.1A or any mortgage or lien which replaces an existing mortgage or other lien, provided the principal amount of the debt secured by the replacing mortgage or lien does not exceed the principal amount at the time of replacement of the existing mortgage or lien, or cover property different from the property covered by the existing mortgage or lien;

          E. liens and mortgages on the vessels owned or to be owned or chartered, or any shoreside facilities or equipment to be owned or leased by Matson or its Subsidiaries;

          F. the giving, simultaneously with or within ninety (90) days after the acquisition or construction of real property or tangible personal property, of any purchase money lien (including vendor's rights under purchase contracts under an agreement whereby title is retained for the purpose of securing the purchase price thereof) on real property or tangible personal property here-after acquired or constructed and not heretofore owned by the Parent or any of its Subsidiaries, or the acquiring hereafter of real property or personal tangible property not heretofore owned by the Parent or any of its Subsidiaries subject to any then existing lien (whether or not assumed); provided, however,
                                                            --------  -------
that in each such case (i) such lien is limited to such acquired or constructed real or tangible personal property, and (ii) the principal amounts of the Indebtedness secured by each such lien, together (without duplication) with the principal amount of all other Indebtedness secured by liens on such property, shall not exceed 100% of the cost (which shall be deemed to include the amount of Indebtedness secured by liens, including existing liens, on such property) of such property to the Borrowers or any of its Subsidiaries;

          G. liens incurred in the ordinary course of Borrowers' property development activities not in excess, in the aggregate, of sixty-five million dollars ($65,000,000) plus an additional five million dollars ($5,000,000) for each completed calendar year commencing with the year ended December 31, 1997, provided that each lien permitted by this Section 7.3G shall be limited to such real and personal property secured thereby and the aggregate principal amounts of the debt secured by each such lien, together with the principal amount of all other debt secured by liens on such property, shall not exceed one-hundred percent (100%) of the cost (which cost shall be deemed to include the amount of debt secured by liens, including existing liens, on such property) of such property to such Borrower;

          H. other liens, charges or encumbrances incidental to the conduct of the business of the Parent and its Subsidiaries or the ownership of their property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances of credit and which do not in the aggregate materially detract from the value of their property or assets or materially impair the use thereof in the operation of their businesses.

          Section 7.4  Sale of Assets.  Each Borrower agrees that it will not,
                       --------------
and Parent agrees that it will not permit Matson or any Subsidiary of Matson to, sell the accounts, contract rights or receivables pertaining to its business or sell, lease, abandon or otherwise dispose of, directly or indirectly, its assets or any portion thereof except in the ordinary course of business; provided, however, that the Borrowers, Matson or any Subsidiary of
          --------  -------
Matson may discontinue or sell the operations of any division of its business (other than discontinuing or selling the Borrowers' HC&S division substantially in its entirety), or otherwise may dispose of any operation, right, privilege or property, if management shall deem the same advisable in the interest of the business of such Borrower and of Matson and Matson's Subsidiaries, subject to the provisions of Section 7.5 hereof, and subject to the further provisions that, (i) in any fiscal year, the aggregate value of all such dispositions not in the ordinary course of business shall not exceed fifteen percent (15%) of Consolidated Total Assets, and (ii) from and after the Effective Date, the aggregate value of all such dispositions not in the ordinary course of business shall not exceed three hundred million dollars ($300,000,000), provided that at
                                                               --------
any time such assets disposed of since the beginning of the most recently ended fiscal year shall not have contributed more than an average of ten percent (10%) of Parent's Consolidated Net Income during the two most recently ended fiscal years and, provided further that the proceeds of any such dispositions
                  -------- -------
in excess of one hundred million dollars ($100,000,000) after the Effective Date shall be applied to the repayment of Funded Indebtedness. Sales of assets from the Borrowers' property management and development activities, and sales of marketable securities owned by the Parent and that are not securities issued by a Subsidiary shall be deemed within the ordinary course of business.
Nothing in this Section 7.4 shall restrict any transfer of any assets from A & B-Hawaii to the Parent at any time or from time to time.

          Section 7.5  Consolidation, Merger, Etc.  Each Borrower agrees that
                       ---------------------------
it will not, and agrees it will not permit either Matson or any Subsidiary of Matson to, consolidate or merge with, or sell (whether in one transaction or in a series of transactions) all or substantially all of its assets to any Person, except that Matson and any Subsidiary of Matson may merge with or transfer assets to one another, either Borrower, or any other Subsidiary; provided, that
                                                                 --------
after such merger or transfer such other Subsidiary shall be subject to the provisions of Article VII hereof. Nothing in this Section 7.5 shall restrict any transfer of any assets from A & B-Hawaii to the Parent at any time or from time to time.

          Section 7.6  Investment, Advances and Guarantees.  Each Borrower
                       -----------------------------------
agrees that it will not, and Parent agrees it will not permit Matson or any Subsidiary of Matson to, advance funds to (by way of loan) or to incur any Indebtedness with respect to the obligations of, any Person (other than (i) the Parent, or a Subsidiary, (ii) employees thereof in connection with customary employee benefit arrangements, (iii) owner trusts and similar title holding entities used in transactions to finance vessels, shoreside facilities or equipment and other facilities to be operated by the Borrowers, Matson or any Subsidiary of Matson or (iv) partnerships or joint ventures in which the Parent and/or any Subsidiary is a partner or joint venturer), or make any Acquisition other than a Friendly Acquisition.

          Section 7.7  Subsidiary Ownership.  Each Borrower agrees that it will
                       --------------------
not, except for directors' qualifying shares (if required), directly or indirectly sell, assign, pledge or otherwise transfer (except to a subsidiary) any indebtedness of or claim against Matson or any Subsidiary of Matson or any shares of stock or securities of Matson or any Subsidiary of Matson; and Parent will not permit Matson or any Subsidiary of Matson to sell, assign, pledge or therwise transfer (except to the Parent, Matson or a Subsidiary of Matson) any Indebtedness of or claim against the Parent, Matson or any Subsidiary of Matson or any shares of stock or securities of Matson or any Subsidiary of Matson, except pursuant to a transaction permitted under Section 7.4 or 7.5 of this Agreement.

          Section 7.8  Dividends, Redemptions.  Each Borrower agrees that it
                       ----------------------
will not, and will not permit any of its Subsidiaries to, directly or indirectly:

          A. Declare or pay any dividend or other distribution on any class of its capital stock or other equity interests, redeem or repurchase any such interests or make any other distribution on account of any such interests (all of the foregoing being "Restricted Payments"), except that either Borrower may make Restricted Payments in any amount so long as (i) no Event of Default or Unmatured Event of Default shall then be existing or be existing after giving effect to any such Restricted Payment, and (ii) any such Restricted Payment will not violate any applicable law or regulation, including Regulation U of the Board of Governors of the Federal Reserve System.

          B. Redeem, retire, purchase or otherwise acquire beneficially any shares of any class of its own stock, or any stock of either Borrower or any of their respective Subsidiaries, now or hereafter outstanding, or set apart any sum for any such purposes, except that each Borrower may redeem, retire, or repurchase its own shares, if such shares are immediately retired and canceled, or if the Borrowers deliver to the Agent an opinion of counsel in form and substance reasonably satisfactory to the Majority Banks that failure to retire and cancel such shares will not result in the Banks being involved in a violation of Regulation U of the Board of Governors of the Federal Reserve System; provided, however, that the preceding requirements pertaining to
        --------  -------
cancellation or retirement or the provision of an opinion of counsel shall not apply to shares being redeemed, retired or repurchased pursuant to an employee benefit plan, or to options granted employees in the ordinary course of business.

          On and after the date, if any, on which Consolidated Tangible Net Worth declines to an amount equal to $50,000,000 below the amount then permitted under Section 7.1A(i), the Parent shall be prohibited from reacquiring such shares as aforesaid. Notwithstanding the provisions of the preceding sentence, the Parent may reacquire shares as aforesaid when Consolidated Tangible Net Worth has declined to an amount more than $50,000,000 below the amount then permitted under Section 7.lA(i), but the aggregate net consideration paid by the Parent for such reacquisitions shall not exceed $1,000,000 and each such reacquisition shall be only pursuant to an employee benefit plan or to options granted employees in the ordinary course of business. When Consolidated Tangible Net Worth has once again increased to the amount then permitted under Section 7.lA(i), the Parent may reacquire such shares as aforesaid, in any amount that will not result in Consolidated Tangible Net Worth declining to more than $50,000,000 below the amount then permitted under Section 7.lA(i). Upon any such reacquisition, in any amount, the Parent shall once again become subject to the provisions of the first sentence of this paragraph.

          Section 7.9  Release of Restrictions.  The restrictions of Sections
                       -----------------------
7.3 and 7.4 shall not apply to any Margin Stock or Publicly Traded Securities
(i) owned by the Parent or its Subsidiaries to the extent the value of such Margin Stock and Publicly Traded Securities exceeds 25% of the value of the total assets of the Parent and its Subsidiaries, or (ii) owned by A & B-Hawaii or its Subsidiaries to the extent the value of such Margin Stock and Publicly Traded Securities exceeds 25% of the value of the total assets of A & B-Hawaii and its Subsidiaries.

ARTICLE VIII - EVENTS OF DEFAULT
--------------------------------

          Section 8.1  Events of Default.  If one or more of the following
                       -----------------
described events shall occur ("Event of Default"):

          A. The Borrowers shall fail to pay interest or any part thereof within three (3) days of the same becoming due or shall fail to pay any principal or any part thereof on the day the same becomes due; or

          B. The Borrowers shall fail to perform or observe any of the provisions contained in Article VII hereof; or

          C. The Borrowers shall fail to perform or observe any of the provisions contained in any other Article of this Agreement and such failure shall continue for more than thirty (30) days after the Agent gives the Borrowers Notice of such failure; or

          D. Any material representation or warranty made herein or in any writing delivered or furnished pursuant to this Agreement or to induce the Banks to amend or waive any provisions of this Agreement extend the Termination Date shall prove to have been false or incorrect in any material respect, or omits to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading, on the date as of which made; or

          E. Either of the Borrowers shall (i) cause a default in any required payment to be made, beyond any applicable grace period, or cause a material default in the performance of any other term, covenant or condition, beyond any applicable grace period, such default in any required payment or such material default in the performance of any other term, covenant or condition being as defined in any evidence of Funded Indebtedness, with a remaining unpaid principal amount of $5,000,000 or more made or issued by either of the Borrowers or under any indenture, agreement or other instrument under which the same may be issued, or (ii) permit any Significant Subsidiary to cause a default in any required payment to be made, beyond any applicable grace period, as defined in any evidence of Funded Indebtedness, with a remaining unpaid principal amount of $5,000,000 or more made or issued by any Significant Subsidiary or under any indenture, agreement or other instrument under which the same may be issued, or (iii) cause, or permit any Significant Subsidiary to cause, any event which may result in the holder or holders of any Funded Indebtedness, with a remaining unpaid principal amount of $5,000,000 or more made or issued by either of the Borrowers or any Significant Subsidiary or under any indenture, agreement or other instrument under which the same may be issued, to declare the same due and payable before its stated maturity, whether or not such acceleration occurs or such default shall be waived, except where such Borrower or such Significant Subsidiary is contesting or disputing in good faith that such a default has occurred, provided that with respect to any such event caused by a Significant Subsidiary other than a default in a required payment, acceleration of the Funded Indebtedness shall have occurred; or

          F. Either Borrower or any Significant Subsidiary shall be the subject of an order for relief entered by any United States Bankruptcy Court, or shall be adjudicated a bankrupt or insolvent, or shall fail to pay its debts as they generally come due, or make an assignment for the benefit of creditors; or either Borrower or any Significant Subsidiary shall apply for or consent to the appointment of a receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of either Borrower or any Significant Subsidiary, as the case may be, and such appoint-ment shall continue undischarged for a period of sixty (60) days; or either Borrower or any Significant Subsidiary shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against either Borrower or any Significant Subsidiary and shall remain undismissed for a period of ninety (90) days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of either Borrower or any Significant Subsidiary and such judgment, writ, or similar process shall not be released, vacated or fully bonded within sixty (60) days after its issue or levy; or

          G. A final judgment for money, in excess of $5,000,000 not covered by insurance where the insurer has admitted coverage in writing and the insurer is reasonably satisfactory to the Majority Banks, shall be rendered against either Borrower or any significant Subsidiary and if, within sixty (60) days after entry thereof, such judgment shall not have been discharged, satisfied or execution thereof stayed pending appeal, or if, within sixty (60) days after the expiration of any such stay, such judgment shall not have been discharged or satisfied; or

          H. (i) Any material Reportable Event, which the Majority Banks determine in good faith constitutes grounds for the termination of any Plan or Plans by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Plan or Plans, shall have occurred and be continuing thirty (30) days after written notice of such determination by the Majority Banks shall have been given to the Borrowers, or
(ii) a decision shall have been made by either Borrower, any of their respective Subsidiaries or any member of the Controlled Group to terminate, file a notice of termination with respect to, or withdraw from, any Plan or Plans, or (iii) a trustee shall be appointed by the appropriate United States District Court to administer any Plan or Plans, or (iv) the PBGC shall institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer any Plan or Plans, and in case of the occurrence of any event described in the preceding clauses (i), (ii), (iii) and (iv) of this subsection 8.lH, the aggregate amount of either or both Borrowers' liability to the PBGC under Sections 4062, 4063 and 4064 of ERISA as determined in good faith by the Majority Banks could exceed 5% of Consolidated Tangible Net Worth of the Parent, and such liability is not covered in full, for the benefit of the Borrowers, by insurance; or

          I. The Parent shall cease to own, either directly or through one or more of its wholly owned Subsidiaries, 80% or more of the capital stock of A & B-Hawaii;

          THEN, or at any time thereafter:

          (1)  Where the Borrowers are in default under the provisions of
Section 8.lF, the commitment to make the Loans shall terminate, and the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon and all other amounts payable hereunder shall automatically become and be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers; and

          (2) In any other case referred to in this Section 8.1, the Majority Banks may, at their option, by written notice to the Borrowers through the Agent, terminate the Commitments of the Banks to make the Loans and/or declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon and all other amounts payable hereunder to be forthwith due and payable, whereupon the same shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers. In the case of either (1) or (2) above, the Banks may immediately, and without expiration of any period of grace, enforce payment of all Obligations of the Borrowers to it under this Agreement and under the Notes.

     Any declaration made pursuant to subparagraph (2) above of this Section
8.1 is subject to the condition that, if at any time after the principal of the Notes shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any thereof, shall have been entered, all arrears of interest upon the Notes and all other Obligations owed to the Banks (except that principal of the Notes which by such declaration shall have become payable) shall have been duly paid, and every other Event of Default shall have been made good, waived or cured, then and in every such case the Majority Banks may, by written notice to the Borrowers, rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

ARTICLE IX - DEFINITIONS
------------------------

          Section 9.1  Certain Definitions.  As used herein, and unless
                       -------------------
otherwise defined herein, the following terms shall have the following respective meanings:

          "A & B-Hawaii":  shall mean A & B-Hawaii, Inc., a Hawaii corporation,
           ------------
which is a wholly-owned Subsidiary of the Parent.

          "Acquisition":  shall mean the acquisition by a Borrower or any
           -----------
Subsidiary (i) of a number of the shares of the capital stock or other securities of any Person such that at the consummation of the acquisition such Person will thereby become a Subsidiary, or (ii) the purchase of all or any substantial division or portion of the assets of any other Person, in either case in exchange for cash and/or shares of capital stock or other securities of a Borrower or any other Person.

          "Affected Bank":  shall mean any Bank affected by any event described
           -------------
in the first sentence of any of the first paragraph of Section 2.2, the second paragraph of Section 2.2, or Section 2.4.

          "Agreement":  shall mean this Agreement and all future amendments and
           ---------
supplements, if any, thereto.

          "Borrowing":  shall mean a borrowing by the Borrowers from the Banks
           ---------
severally, pursuant to Article I.

          "Borrowing Date":  shall mean the date on which a Borrowing is, or is
           --------------
to be, consummated, as the context may indicate.

          "Business Day":  shall mean a day upon which banks in Hawaii,
           ------------
California and New York are open to conduct their regular banking business.

          "CD Business Day":  shall mean a Domestic Business Day on which New
           ---------------
York dealers of certificates of deposit are open, at their respective addresses, for the purpose of conducting business.

          "CD Interest Period":  shall mean, as to any CD Loan, the period
           ------------------
beginning on the Borrowing Date, Conversion Date or Extension Date, as the case may be, for such Loan and ending 30, 60, 90 or 180 days (as the Borrowers shall request) after such Borrowing Date, Conversion Date or Extension Date; provided, however, that if a CD Interest Period would otherwise expire on a
--------  -------
non-Domestic Business Day, such CD Interest Period shall expire on the next succeeding Domestic Business Day; and provided, further, that no CD Interest
                                      --------  -------
Period shall extend beyond the Final Maturity Date or shall be of such duration as to require, after giving effect to all Eurodollar Interest Periods and CD Interest Periods then in effect, the Borrowers to prepay any Eurodollar Loan or CD Loan in order to make the scheduled amortization payments under any Term Note.

          "CD Loans" and "CD Loan":  shall mean respectively, (i) any Loans
           --------       -------
during any period in which such Loans bear interest at a rate based upon the CD Rate, and (ii) a single such Loan.

          "CD Rate":  shall mean, at the time any determination thereof is to
           -------
be made and for any CD Interest Period, the rate per annum (rounded up to the nearest .05%) determined by the following formula:

Certificate Rate X 100
----------------------
(100% - CD Reserve Requirement)    + FDIC Assessment Rate

     Where:

     "Certificate Rate" means the consensus bid rate determined by the Agent (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such consensus bid rate is not such a multiple) for the bid rates per annum, at 10:00 a.m. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period, of New York certificate of deposit dealers of recognized standing selected by Agent for the purchase at face value of certificates of deposit of Agent in New York City in an amount approximately equal or comparable to the Agent's Proportional Share of such Borrowing and with a maturity equal to such Interest Period.

     "CD Reserve Requirement" is the then maximum effective rate per annum (expressed as a percentage) as determined by the Agent of the reserve requirement imposed by the Board of Governors of the Federal Reserve System against any Bank on non-personal certificates of deposit of the type used to determine the Certificate Rate with a maturity equal to such CD Interest Period.

     "FDIC Assessment Rate" is the net annual assessment rate (expressed as a percentage) estimated by the Agent for determining the then current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation for insuring certificates of deposit having a maturity equal to such CD Interest Period.

          "Code":  shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Commitment":  shall mean, when used with reference to any Bank at
           ----------
the time any determination thereof is to be made, the amount of such Bank's commitment hereunder to extend credit to the Borrowers by means of Loans, which shall be the amounts set forth in Schedule I, as from time to time reduced by the amount of any permanent reduction in such amount made pursuant to Section 1.4, or increased pursuant to Section 1.lB or Section 2.5.

          "Consolidated Cumulative Net Income":  shall mean, as to any
           ----------------------------------
Borrower, the aggregate Consolidated Net Income of that Borrower for the fiscal period(s) in question.

          "Consolidated Current Assets":  shall mean those assets of the Parent
           ---------------------------
and its Subsidiaries determined on a consolidated basis which would, in accordance with generally accepted accounting principles, be classified as current assets of a corporation conducting a business the same as or similar to the business of the Parent and its Subsidiaries.

          "Consolidated Current Liabilities":  shall mean Indebtedness of the
           --------------------------------
Parent and its Subsidiaries determined on a consolidated basis which would, in accordance with generally accepted accounting principles, be classified as current liabilities of a corporation conducting a business the same as or similar to the business of the Parent and its Subsidiaries.

          "Consolidated Interest Expense":  shall mean the sum of all amounts
           -----------------------------
that would, in accordance with GAAP, be deducted in computing Consolidated Net Income for such period on account of interest, including without limitation, imputed interest in respect of capitalized lease obligations, fees in respect of letters of credit and bankers' acceptance financing and amortization of debt discount and expense.

          "Consolidated Net Income":  shall mean, as to any Borrower, such
           -----------------------
Borrower's and its Subsidiaries' gross revenues, less all operating and non-operating expenses of such Borrower and its Subsidiaries, including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues any (i) gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion, exchange or other disposition of capital assets (i.e., assets other than current assets) other than real property sold for cash, cash equivalents or other property or tangible assets by any Subsidiary engaged in property development activities in the ordinary course of its property development activities, (ii) gains resulting from the write-up of assets, (iii) equity of such Borrower or its Subsidiaries in the unremitted earnings of any company (other than of such Borrower or its Subsidiaries), (iv) any goodwill, or (v) net income, gain or loss during such period from any change in accounting, from any discontinued operations or the disposition thereof, from any extraordinary events or from any prior period adjustments, all determined in accordance with GAAP.

          "Consolidated Net Income Before Taxes":  shall mean Consolidated Net
           ------------------------------------
Income plus the sum of all deferred and current federal, state, local and foreign taxes that are deducted in accordance with GAAP in computing Consolidated Net Income for such period.

          "Consolidated Tangible Net Worth":  shall mean, as to any Borrower,
           -------------------------------
the consolidated net worth of such Borrower, and its Subsidiaries, determined in accordance with GAAP, less all Intangibles.

          "Consolidated Total Assets":  shall mean, as to any Borrower, that
           -------------------------
Borrower's consolidated total assets, determined in accordance with GAAP.

          "Contingent Liabilities":  shall mean, (i) Indebtedness of any Person
           ----------------------
(other than either Borrower or any of their respective subsidiaries) guaranteed by either Borrower or any of their respective subsidiaries, (ii) any contingent liability of either Borrower or any of their respective Subsidiaries arising from any litigation that, pursuant to FASB Statement No. 5 (or any successor thereto), is required to be reported in the notes to the Borrowers' con-solidated financial statements referred to in Section 6.1A(iii) hereof and
(iii) Indebtedness of any partnership or joint venture in which either Borrower or any of their respective Subsidiaries is a venturer or a partner, for which the ratio of such partnership's or joint venture's Indebtedness to its Consolidated Tangible Net Worth is greater than 4 to 1.

          "Controlled Group":  shall mean a "controlled group of corporations"
           ----------------
as defined in Section 1563(a) of the Code, as amended, determined without regard to Section 1563(a)(4) and 1563(e)(3)(C) of the Code, of which either Borrower is a part.

          "Conversion":  shall mean a conversion of a Loan into a Prime Loan,
           ----------
CD Loan or Eurodollar Loan, as the case may be, pursuant to Section 1.8 (including any such conversion made as a result of the operation of the last sentence of Section 1.7B) or Article II.

          "Conversion Date":  shall mean the date on which a conversion is, or
           ---------------
is to be, consummated, as the text may indicate.

          "Date":  shall mean, with respect to any stock redemption, retirement
           ----
or repurchase permitted under Section 7.8B, the last day of the calendar quarter immediately preceding the calendar quarter in which such redemption, retirement or repurchase is consummated, if the same is consummated on or before the day on which one-half of such calendar quarter has elapsed, and the last day of the calendar quarter in which such redemption, retirement or repurchase was consummated, if the same was consummated after the day on which one-half of such calendar quarter has elapsed.

          "Dollars" and "$":  shall mean lawful money of the, United States
           -------       -
of America.

          "Domestic Business Day":  shall mean a day on which the Banks and
           ---------------------
the Parent are open, at their respective addresses specified herein or in connection herewith and in New York, New York, for the purpose of conducting business.

          "Effective Date" shall mean December 31, 1996. The effective date of
           --------------
any amendment hereto shall be set forth in such amendment.

          "ERISA":  shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended.

          "ERISA Affiliate":  shall mean any corporation which is a member of
           ---------------
the same controlled group of corporations as either Borrower within the meaning of section 414(b) of the Code, or any trade or business which is under common control with either Borrower within the meaning of section 414(c) of the Code.

          "Eurodollar Business Day":  shall mean a Domestic Business Day on
           -----------------------
which dealings are carried on in the London Interbank Eurodollar Market.

          "Eurodollar Interest Period":  shall mean, as to any Eurodollar Loan,
           --------------------------
the period beginning on the Borrowing Date, Conversion Date or Extension Date, as the case may be, for such Loan and ending one, two, three or six months (as the Borrowers shall request) after such Borrowing Date, Conversion Date or Extension Date; provided, however, that if a Eurodollar Interest Period would
                --------  -------
otherwise expire on a non-Eurodollar Business Day, such Eurodollar Interest Period shall expire on the next succeeding Eurodollar Business Day unless such day falls in another calendar month, in which case such Eurodollar Interest Period shall expire on the next preceding Eurodollar Business Day; and provided, further, that no Eurodollar Interest Period shall extend beyond the
--------  -------
Final Maturity Date or shall be of such duration as to require, after giving effect to all Eurodollar Interest Periods and CD Interest Periods then in effect, the Borrowers to prepay any Eurodollar Loan or CD Loan in order to make the scheduled amortization payments under any Term Note.

          "Eurodollar Loans" and "Eurodollar Loan":  shall mean, respectively,
           ----------------       ---------------

(i) any Loans during any period in which such Loans bear interest at a rate based upon the Eurodollar Rate, and (ii) a single such Loan.

          "Eurodollar Rate":  shall mean, at the time any determination
           ---------------
thereof is to be made and for any Eurodollar Interest Period, the rate per annum (rounded up to the nearest .05%) determined by the following definition of Libor Rate. "Libor Rate" is the rate per annum at which the Agent is offered deposits in Dollars by prime banks in the London Interbank Eurodollar Market as of 11:00 a.m., London time, on the day which is two Eurodollar Business Days prior to the beginning of such Eurodollar Interest Period, for delivery in immediately available funds on the first day of such Eurodollar Interest Period, in the amount of the Agent's share of proposed Loan and for a period equal to such Eurodollar Interest Period.

          "Eurodollar Reserve Requirement":  shall mean the then maximum
           ------------------------------
effective rate per annum (expressed as a percentage) as determined by each Bank of the reserve requirement, if any, imposed (pursuant to Regulation D) by the Board of Governors of the Federal Reserve System on such Bank's "Eurocurrency Liabilities" (as used in Regulation D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined as provided in the definition of "Libor Rate" contained in the definition of "Eurodollar Rate" or
(ii) any category of extensions of credit or other assets which include Eurodollar Loans.

          "Event of Default":  shall mean each of those events specified in
           ----------------
Section 8.1.

          "Excluded Liabilities":  shall mean indebtedness of any partnership
           --------------------
or joint venture in which either Borrower or any of their respective subsidiaries is a venturer or partner.

          "Existing Agreement":  shall have the meaning assigned to it in
           ------------------
paragraph C of the Preliminary Statements to this Agreement.

          "Extension":  shall mean an extension of a CD Loan or Eurodollar
           ---------
Loan, as the case may be, pursuant to Section 1.7B.

          "Extension Date":  shall mean the date on which an Extension is, or
           --------------
is to be, consummated, as the context may indicate.

          "Final Maturity Date":  shall mean the date on which the sixteenth
           -------------------
and final installment of a Term Loan shall be due, as calculated pursuant to
Section 1.6 hereof.

          "Friendly Acquisition":  shall mean an Acquisition which is not
           --------------------
opposed by the management of the Person whose securities or assets are to be acquired.

          "Funded Indebtedness":  of any Person shall mean the Indebtedness
           -------------------
evidenced by the Notes and all other Indebtedness which matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement which obligates the lender or lenders to extend credit during a period of more than one year from such date, excluding, however, all leases not
                                             ---------  -------
required under FASB 13 to be capitalized.

          "GAAP":  shall mean generally accepted accounting principles applied
           ----
on a basis consistent with those followed in the preparation of the financial statements referred to in Section 6.1 unless otherwise indicated.

          "Indebtedness":  shall mean, as to any Borrower, all items of
           ------------
indebtedness which, in accordance with GAAP, would be included in determining liabilities as shown on the liability side of a balance sheet of such Borrower as of the date as of which indebtedness is to be determined and shall also include all indebtedness and liabilities of others (other than the Borrowers or any of their respective Subsidiaries) assumed or guaranteed by such Borrower or in respect of which such Borrower is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise, excluding, however, Contingent Liabilities and Excluded
                   ---------  -------
Liabilities.

          "Intangibles":  shall mean any intellectual properties, goodwill
           -----------
(including any amounts, however designated, representing the cost of acquisi-tion of business and investments in excess of underlying tangible assets), unamortized debt discount and expense, deferred research and development costs, any write-up of asset value after December 15, 1989 and other assets treated as intangible assets under GAAP.

          "Interest Coverage Ratio":  for any fiscal quarter shall mean, as to
           -----------------------
any Borrower, the sum of (i) such Borrower's Consolidated Net Income Before Taxes for the four immediately preceding fiscal quarters, and (ii) such Borrower's Consolidated Interest Expense for the four immediately preceding fiscal quarters, divided by such Borrower's Consolidated Interest Expense for the four immediately preceding fiscal quarters.

          "Interest Rate":  shall mean the rate or rates of interest
           -------------
determined as provided in Section 1.7.

          "Loans":  shall mean the Revolving Loans and the Term Loan as both
           -----
terms are herein defined in Sections 1.1 and 1.5, respectively.

          "London Interbank Eurodollar Market":  shall mean the London
           ----------------------------------
interbank market of Dollars for deposit.

          "Majority Banks":  shall mean, at the time any determination thereof
           --------------
is to be made, (i) the holders of at least 65% of the aggregate unpaid principal balance of the Notes or, if no Loans are at the time outstanding, Banks whose Commitments aggregate at least 65% of the total Commitment, and
(ii) the numeric majority of the Banks; provided, however, in the case of a
                                        --------  -------
determination made by the Banks, with respect to a Borrowing, pursuant to
Section 2.1, the Majority Banks in such Borrowing shall mean Banks which would make 65% of the aggregate principal amount of the Loans in such Borrowing if such Borrowing were made as requested by the Borrowers in the Notice to the Agent requesting such Borrowing.

          "Margin Stock":  shall have the meaning assigned to it in Regulation
           ------------
U of the Board of Governors of the Federal Reserve System.

          "Matson":  shall mean the Parent's Subsidiary, Matson Navigation
           ------
Company, Inc., a Hawaii corporation.

          "Maturity Date":  shall mean, when used with reference to any
           -------------
outstanding or requested Borrowing, a date on or before the Final Maturity Date, as selected by the Borrowers pursuant to Section 1.10, on which a CD Interest Period or a Eurodollar Interest Period shall expire.

          "Multiemployer Plan":  shall mean any Plan which is a "multiemployer
           ------------------
plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "Nonordinary Dividends":  shall mean dividends paid out of net income
           ---------------------
from transactions not in the ordinary course of business. Net income from sales of assets of the Parent's property management and development activities shall be deemed net income from transactions in the ordinary course of business.

          "Normal Year":  shall mean any fiscal year of the Parent in which its
           -----------
consolidated net income (excluding cumulative effects of accounting changes and excluding consolidated net income derived from transactions not in the ordinary course of business) is $20,000,000 or more and in which actual Consolidated Tangible Net Worth is equal to or greater than Consolidated Tangible Net Worth then permitted under Section 7.lA(i).

          "Note" or "Notes":  shall mean in the singular, a Revolving Credit
           ----      -----
Note or a Term Note, and in the plural, the Revolving Credit Notes and the Term Notes as both terms are herein defined in Sections 1.2 and 1.6, respectively.

          "Notice":  shall mean a notice given by telex, telegram or
           ------
telecopier, or by telephone by an authorized representative of both Borrowers (confirmed in writing promptly thereafter), which notice if from the Borrowers, is given at a time (or on a day) prior to 9:30 a.m. San Francisco time, on the day such Notice is required or permitted.

          "Obligations":  shall mean and include all loans, advances, debits,
           -----------
liabilities, obligations, letters of credit or acceptance transactions, trust receipt transactions, or any other financial accommodations, howsoever arising, owing by the Borrowers to the Banks, of every kind and description (whether or not evidenced by any note or other instrument), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter in all cases arising pursuant to the terms of this Agreement and the Notes, including, without limitation, all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to the Borrowers pursuant to Section 6.5 hereof.

          "Parent":  shall mean Alexander & Baldwin, Inc., a Hawaii
           ------
corporation.

          "PBGC":  shall mean the Pension Benefit Guaranty Corporation, or any
           ----
successor or replacement entity thereto under ERISA.

          "Person":  shall mean any natural person, corporation, firm,
           ------
association, government, governmental agency or any other entity and whether acting in an individual, fiduciary or other capacity.

          "Plan":  shall mean any employee pension benefit plan subject to
           ----
Title IV of ERISA and maintained by either Borrower, any of their respective Subsidiaries, or any member of a Controlled Group, or any such plan, to which either Borrower, any of their respective Subsidiaries or any member of a Controlled Group is required to contribute on behalf of any of its employees.

          "Prime Loans and "Prime Loan":  shall mean respectively, (i) any
           -----------      ----------
Loans during any period in which such Loans bear interest at a rate based upon the Prime Rate, and (ii) a single such Loan.

          "Prime Rate":  shall mean the higher of (i) the federal funds rate
           ----------
for borrowings by national banks as determined by the Agent plus one-half of one percent (1/2%) or (ii) the lending rate of interest per annum announced publicly by First Hawaiian Bank from time to time as its "Prime Interest Rate", which rate shall not necessarily be the best or the lowest rate charged by First Hawaiian Bank from time to time. In the event that any time or times the prime interest rate is discontinued and replaced by First Hawaiian Bank by a comparable rate (hereinafter called the "Comparable Rate"), then for purposes hereof, the Comparable Rate shall be substituted in place of the discontinued rate; provided, however that if there is no replacement of the discontinued rate by a Comparable Rate, then the discontinued rate shall be replaced by the primary index rate from time to time established by First Hawaiian Bank for the guidance of its lending officers in pricing commercial loans.

          "Proportional Share":  shall mean, at the time any determination
           ------------------
thereof is to be made, and when used with reference to any Bank and any Borrowing, an amount equal to the product obtained by multiplying the amount of such Borrowing by the following fraction:

                       Such Bank's then unused Commitment
                       ----------------------------------
                       The then unused Total Commitment.

          "Publicly Traded Securities":  shall have the meaning assigned to it
           --------------------------
in Section 220.7(a) of Regulation T of the Board of Governors of the Federal Reserve System.

          "Regulation D":  shall mean Regulation D promulgated by the Board of
           ------------
Governors of the Federal Reserve System.

          "Regulatory Change":  shall mean, with respect to any Bank, any
           -----------------
change an or after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D) or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Regulatory Requirement":  shall mean any of the following:  any
           ----------------------
change in, or enactment of, any applicable (i) law or governmental regulation, or (ii) governmental requirement, rule, guideline or order, or (iii) governmental or judicial interpretation of any of the foregoing.

          "Reportable Condition": shall mean a material weakness in the design
           --------------------
or operation of an internal control structure element which does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the audited financial statements may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.

          "Reportable Event":  shall mean a reportable event as defined in
           ----------------
Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

          "Restricted Payments":  shall have the meaning specified in
           -------------------
Section 7.8A.

          "Significant Subsidiary":  shall mean any Subsidiary of either
           ----------------------
Borrower, other than McBryde Sugar Borrowers, Ltd., the net worth of which constitutes 5% or more of the Consolidated Tangible Net Worth of the Parent.

          "Subsidiary":  shall mean, as to either Borrower, any other
           ----------
corporation of which more than fifty percent (50%) of the outstanding stock having ordinary voting power (whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Borrower and/or one or more of its Subsidiaries.

          "Taxes":  shall mean taxes, levies, imposts, duties or other charges
           -----
of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, other than any such charges on or measured by the net income, net worth or shareholders, capital of a Bank pursuant to the income tax laws of the jurisdiction where such Bank's principal or lending office is located.

          "Termination Date":  shall mean November 30, 1998, or the Date to
           ----------------
which such date is extended from time to time as provided in Section 1.1B hereof.

          "Transferred Assets":  shall have the meaning assigned to it in
           ------------------
paragraph B of the Preliminary Statements to this Agreement.

          "Unmatured Event of Default":  shall mean an event, act or occurrence
           --------------------------
which with the giving of notice or the lapse of time, or with both thereof, would become an Event of Default, other than Events of Default described in
Section 8.1D.

          Section 9.2  Accounting Terms.  All accounting terms not specifically
                       ----------------
defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.5 hereof, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

ARTICLE X - PARTICIPATIONS; SETOFFS
-----------------------------------

          Each Bank may sell participations in all or any part of any Loan or Loans made by it to another bank or other entity without the consent of any other party hereto, in which event the participant shall not have the rights under this Agreement or such Bank's Note (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrowers under Articles I and II hereof shall be determined as if such Bank had not sold such participation. In addition, each Bank shall have the right at any time to sell, assign, transfer, or negotiate all or part of the Obligations of the Borrowers outstanding under this Agree-ment or its Notes evidencing such Obligations to such Bank, and the Borrowers hereby acknowledge and agree that any such disposition will give rise to a direct obligation of the Borrowers to the assignee and the assignee shall for all purposes, where relevant, hereof be considered to be a Bank; provided,
                                                                 --------
however, that no assignment with respect to Loans maturing more than 180 days
-------
after the date of such assignment shall be effective without the prior written consent of the Borrowers, which consent shall not be unreasonably withheld;
and provided further that, with respect to assignments of Loans maturing 180
    -------- -------
days or less after the date of such assignment undertaken without the consent of the Borrowers, all amounts payable by the Borrowers under Articles I and II shall be determined as though such assignment had not occurred. The Borrowers hereby authorize each such assignee, each Bank and each participant in case of default by the Borrowers hereunder to proceed directly by right of setoff, banker's lien or otherwise against any assets of either Borrower which may at the time of such default be in the hands of such Bank or such participant to the full extent of its interest in the Obligations.

ARTICLE XI - RIGHTS AND DUTIES OF THE AGENT AND THE BANKS
---------------------------------------------------------

          Section 11.1  Obligations Several.  The obligations of the Banks
                        -------------------
hereunder shall be several and the failure of one Bank to perform hereunder shall not relieve any other Bank from such other Bank's obligation to perform, nor shall such other Bank be required to increase its obligation hereunder.

          Section 11.2  Appointment and Duties of Agent.  The parties hereto
                        -------------------------------
agree that First Hawaiian Bank, a Hawaii corporation shall act, subject to the terms and conditions of this Article XI, as the Agent for the Banks, and to the extent set forth herein each of the Banks hereby irrevocably appoints, authorizes, empowers and directs the Agent to take such action on its behalf and to exercise such powers as are specifically delegated to the Agent herein in connection with the administration and enforcement of any rights or remedies with respect to this Agreement and the Notes. The general administration of the Loans hereunder shall be with the Agent. It is expressly understood and agreed that the obligations of the Agent hereunder are only those expressly set forth in this Agreement. The Agent shall use reasonable diligence to examine the face of each document received by it hereunder to determine whether such document, on its face, appears to be what it purports to be. However, the Agent shall not be under any duty to examine into or pass upon the validity or genuineness of any documents received by it hereunder and the Agent shall be entitled to assume that any of the same which appears regular on its face is genuine and valid and what it purports to be.

          Section 11.3  Discretion and Liability of Agent.  Subject to Sections
                        ---------------------------------
11.4 and 11.6 hereof, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it under this Agreement or otherwise, or with respect to taking or refraining from taking any action or actions which it may be able to take under this Agreement. Neither the Agent nor any of its directors, officers, employees, agents or representatives shall be liable to any Bank for any action taken or omitted by them hereunder or in connection herewith, except for its or
their own gross negligence or willful misconduct.   The Agent shall incur no
liability under, or in respect of, this Agreement, by acting upon a notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

          Section 11.4  Event of Default.  The Agent shall be entitled to
                        ----------------
assume that no Event of Default or Unmatured Event of Default, or both, has occurred and is continuing, unless the Agent has actual knowledge of such facts or has received notice from a Bank in writing that such Bank considers that an Event of Default or an Unmatured Event of Default has occurred and is continuing and which specifies the nature thereof.

          In the event that the Agent shall acquire actual knowledge of any Event of Default or Unmatured Event of Default or both, the Agent shall promptly notify (either orally or in writing) the Banks of such Event of Default or Unmatured Event of Default and may, or if requested in writing by the Majority Banks shall, take such action and assert such rights as are contemplated under this Agreement. The Agent shall be indemnified pro rata by the Banks against any liability or expenses, including reasonable counsel fees, incurred in connection with taking such action.

          Section 11.5  Consultation.  The Agent in good faith may consult
                        ------------
with legal counsel or an accountant selected by it and shall be entitled to rely fully upon any opinion of such counsel or accountant in connection with any action taken or suffered by Agent in accordance with such opinion.

          Section 11.6  Communications to and from Agent.  Whenever any notice,
                        --------------------------------
approval, consent, waiver, or other communication or action is required or may be delivered by the Banks hereunder, action by the Agent shall be effective for all purposes hereunder; provided, that upon any occasion requiring or
                        --------
permitting an approval, consent, waiver, election or other action on the part of the Banks, unless action by the Agent alone is expressly permitted here-under, action shall be taken by the Agent for and on behalf or for the benefit of all the Banks upon the direction of the Majority Banks or all of the Banks, as applicable. The Borrowers may rely on any communication from the Agent hereunder and need not inquire into the propriety of or authorization for such communication. Upon receipt by the Agent from the Borrowers or any Bank of any communication calling for an action on the part of the Banks, the Agent will, in turn, promptly inform the other Banks in writing of the nature of such communication.

          Section 11.7  Limitations of Agency.  Notwithstanding anything in
                        ---------------------
this Agreement or any of the other related documents, expressed or implied, it is agreed by the parties hereto that the Agent will act hereunder and under the related documents as Agent solely for the Banks and only to the extent specifically set forth herein, and will, under no circumstances, be considered to be an agent or fiduciary of any nature whatsoever in respect of any other Person. The Agent may generally engage in any kind of banking or trust business with the Borrowers as if it were not the Agent and shall include its own pro rata share of the Total Commitment in all calculations hereunder, with respect to which pro rata share it may act or omit to act as if it were not the Agent.

          Section 11.8  No Representation or Warranty.  No Bank (including the
                        -----------------------------
Agent) makes to any other Bank any representation or any warranty, express or implied, or assumes any responsibility with respect to the Loans or the execution, construction or enforceability of this Agreement, the Notes or any instrument or agreement executed by the Borrowers or any other Person in connection herewith.

          Section 11.9  Bank Credit Decision.  Each Bank acknowledges that it
                        --------------------
has, independent of and without reliance upon any other Bank (including the Agent) or any information provided by any other Bank (including the Agent) and based on the financial statements of the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independent of and without reliance upon any other Bank (including the Agent) and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under this Agreement and any other documents relating hereto.

          Section 11.10  Indemnity.  Notwithstanding any of the provisions
                         ---------
hereof, the Banks (up to the amount of their respective Commitments) shall severally indemnify the Agent against loss, cost, liability, damage or expense, including attorneys' fees, arising from or in connection with its duties as Agent hereunder and not caused by its gross negligence or willful misconduct, to the extent the Agent does not recover such losses, costs, liabilities, damages or expenses from the Borrowers.

          Section 11.11  Resignation.  The Agent may resign as such at any time
                         -----------
upon at least thirty (30) days' prior notice to the Borrowers and the Banks, provided that such resignation shall not take effect until a successor agent has been appointed. In the event of such resignation, the Majority Banks shall, as promptly as practicable, appoint a successor agent, and if they fail to do so within thirty (30) days after such notice the Agent may appoint a successor agent.

          Section 11.12  Note Holders.  The Agent may treat the payee of any
                         ------------
Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such payee and in form satisfactory to the Agent.

          Section 11.13  Co-Agent.  The Bank identified on the facing page or
                         --------
signature pages of this Agreement as a "co-agent" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, the Bank so identified as a "co-agent" shall not have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on the Bank so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE XII - MISCELLANEOUS
---------------------------

          Section 12.1  Entire Agreement.  This Agreement with Exhibits
                        ----------------
embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

          Section 12.2  No Waiver.  No failure to exercise, and no delay in
                        ---------
exercising, any right, power or remedy hereunder or under any document delivered pursuant hereto shall impair any right, power or remedy which the Banks or the Borrowers may have, nor shall any such delay be construed to be a waiver of any of such rights, powers or remedies, or an acquiescence in any breach or default under this Agreement of any document delivered pursuant hereto, nor shall any waiver by the Banks or the Borrowers, respectively, of any breach or default of the Borrowers or the Banks, respectively, hereunder be deemed a waiver of any default or breach subsequently occurring. The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which the Banks or the Borrowers would otherwise have.

          Section 12.3  Survival.  All representations, warranties and
                        --------
agreements herein contained on the part of the Borrowers and the Banks shall survive the making of the Loans hereunder and all such representations, warranties and agreements shall be effective as long as any Obligation arising pursuant to the terms of this Agreement remains unpaid.

          Section 12.4  Notices.  All Notices, requests, consents and demands
                        -------
hereunder shall be effective when duly deposited in the mails, postage prepaid, or delivered to the telegraph Borrowers or transmitted by telex or telecopier, addressed to the respective party at the address set forth below, except that Notices to the Agent pursuant to Article I shall not be effective until received.

                  Borrowers:   Alexander & Baldwin, Inc.
                  ---------
                               A & B-Hawaii, Inc.
                               822  Bishop   Street
                               Honolulu, HI 96813
                               Attn:  Chief Financial Officer

                      Agent:   First Hawaiian Bank,
                      -----
                               a Hawaii corporation
                               Corporate Banking Division
                               999 Bishop Street, 11th Floor
                               Honolulu, Hawaii 96813

                               Attention:  Mr. Adolph F. Chang
                                           Vice President


                  The Banks:   At the addresses indicated on the signature
                  ---------
                               pages below


Any of the above may change such address by Notice in writing given to the other parties to this Agreement.

          Section 12.5  Termination.  This Agreement shall terminate when all
                        -----------
Obligations of the Borrowers incurred hereunder shall have been discharged in full.

          Section 12.6  Separability of Provisions.  In case any one or more of
                        --------------------------
the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          Section 12.7  Successors and Assigns.  This Agreement shall be
                        ----------------------
binding upon and inure to the benefit of the Borrowers, the Banks and their respective successors and assigns; provided, that neither of the Borrowers may
                                   --------
transfer its rights to borrow under this Agreement without prior written consent of the Banks.

          Section 12.8  Counterparts.  This Agreement may be executed in any
                        ------------
number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

          Section 12.9  Choice of Law.  This Agreement shall be governed by and
                        -------------
construed in accordance with the laws of the State of California.

          Section 12.10  Amendment and Waiver.  No provision, of this Agreement
                         --------------------
or the Notes may be amended, modified, supplement, changed, waived, discharged or terminated, unless the Majority Banks and the Borrowers consent thereto in writing; provided, however, that no such amendment, modification, supplement or
         --------  -------
change shall modify any of the provisions of this Agreement or the Notes with respect to an Event of Default or the amount of or time for the payment of the principal of and interest on the Notes, or reduce the percentage of Banks required to comprise the "Majority Banks," without the consent of the holders of all the Notes then outstanding, or, if no Notes are at the time outstanding, all of the Banks.

          Section 12.11  Indemnification by the Borrowers.  The Borrowers
                         --------------------------------
agree, whether or not any Acquisition is consummated, to indemnity, pay and hold the Agent, each Bank, and the officers, directors, employees and agents of the Agent and the Banks, harmless from and against any and all claims, liabilities, losses, damages, costs and expenses, including, without limi-tation, reasonable attorneys' fees, arising out of or connected in any way with any Acquisition or proposed Acquisition, including, without limitation, any liabilities arising out of or connected in any way with violations, alleged or actual, of any state or federal securities laws applicable to any Acquisition or proposed Acquisition (collectively, the "Indemnified Liabilities"), provided that the Borrowers shall have no obligation hereunder with respect to Indemnified Liabilities to the extent the same arise from the gross negligence or willful misconduct of any such indemnified Persons.

          If any claim is made, or any action, suit or proceeding is brought, against any Person indemnified pursuant to this Section 12.11, the indemnified Person shall notify the Borrowers of such claim or of the commencement of such action, suit or proceeding, and the Borrowers will, if so requested by the indemnified Person, assume the defense of such action, suit or proceeding, employ counsel reasonably satisfactory to the indemnified Person and pay the fees and expenses of such counsel.

          The Obligations of the Borrowers under this Section 12.11 shall survive the payment of the Loans and the cancellation of the Notes.

          Section 12.12  Joint and Several Obligations.  All obligations of the
                         -----------------------------
Borrowers or either of them hereunder or under the Notes are joint and several obligations of the Parent and A & B-Hawaii. All notices to be given by the Borrowers hereunder shall not be effective unless executed on behalf of both of the Borrowers, although the Agent and the Banks may, in their sole discretion, honor a notice from one Borrower and the Borrowers both agree to be bound thereby. The Borrowers acknowledge and confirm for the benefit of the Banks and the Agent that both Borrowers derive and will continue to derive sub-stantial economic benefit from the Banks extending credit hereunder for the use of the Borrowers separately and/or jointly. Although all parties hereto intend that the Borrowers be joint and several primary obligors hereunder, to the extent, if any, that either Borrower is deemed to be a guarantor of the obligations of the other Borrower hereunder, each Borrower hereby (i) waives any right to require the Agent or the Banks to proceed against the other Borrower, proceed against or exhaust any security held from the other Borrower, or pursue any other remedy in its or their power whatsoever, (ii) waives any defense because of any disability or any other defense or cessation of lia-bility of the other Borrower or any other Person, (iii) until payment in full of the Obligations, waives any right to proceed against the other Borrower or any other Person or to participate in any security for the Obligations,
(iv) agrees that the Banks and the Agent may, at their election and in their sole discretion, exercise any right or remedy it may have against the other Borrower or any security held from the other Borrower without affecting or impairing in any way the Obligations of such Borrower except to the extent the Obligations have been paid, and (v) waives any defense arising out of the absence, impairment, or loss of any right of reimbursement or subrogation or other right or remedy of such Borrower against the other Borrower or any such security, whether resulting from such election by the Agent and the Banks or otherwise.

                 [Remainder of page intentionally left blank]


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                             ALEXANDER & BALDWIN, INC.



                             By
                               -----------------------------------------------
                                Its



                             By
                               -----------------------------------------------
                                Its



                             A & B-HAWAII, INC.



                             By
                               -----------------------------------------------
                                Its



                             By
                               -----------------------------------------------
                                Its



                             FIRST HAWAIIAN BANK,
                             individually and as Agent
                             Corporate Banking Division
                             999 Bishop Street, 11th Floor
                             Honolulu, Hawaii  96813
                             Attn:  Adolph Chang
                                    Vice President



                             By
                               -----------------------------------------------
                                Its



                             BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                             ASSOCIATION,
                             individually and as co-agent
                             Corporate Banking Division, #3838
                             555 California Street
                             San Francisco, California  94104
                             Attn: Maria Vickroy-Peralta
                                 Vice President




                             By
                               -----------------------------------------------
                                Its




                             CREDIT LYONNAIS
                             LOS ANGELES BRANCH
                             515 South Flower Street
                             Los Angeles, California  90071

                             Attn:  Steven Yoon
                                    Assistant Vice President



                             By
                               -------------------------------------------
                                Its





                             BANK OF HAWAII
                             111 South King Street
                             Honolulu, Hawaii  96813
                             Attn:  Ed Wohlleb
                                    Vice President




                             By
                               -------------------------------------------
                                Its


                             THE UNION BANK OF CALIFORNIA, N.A.
                             400 California Street
                             San Francisco, California  94104
                             Attn:  Wanda Headrick
                                    Vice President



                             By
                               -------------------------------------------
                                Its

                             SCHEDULE I



                                                            Commitment
                                                            ----------


      First Hawaiian Bank                                 $ 45,000,000
      Bank of America National
        Trust & Savings Association                         45,000,000
      Bank of Hawaii                                        30,000,000
      Credit Lyonnais Los Angeles
        Branch                                              25,000,000
      The Union Bank of California, N.A.                    10,000,000
                                                            ----------
                                                          $155,000,000

                                   EXHIBIT A

                             REVOLVING CREDIT NOTE


$                                                    San Francisco, California
 -------------------

                                                                        , 19
                                                         ---------------    --

          ALEXANDER & BALDWIN, INC., a Hawaii corporation and A & B-HAWAII, INC., a Hawaii corporation (hereafter referred to jointly and severally as the "Borrowers"), FOR VALUE RECEIVED, hereby jointly and severally promise to pay to the order of _______________ (the "Payee") at the offices of First Hawaiian Bank, a Hawaii Corporation located at 999 Bishop Street, Honolulu, Hawaii, the principal sum of ______________ ($____________), on the Termination Date (as defined in the Agreement referred to below) in lawful money of the United States of America and in immediately available funds.

          The Borrowers jointly and severally promise also to pay interest on the unpaid principal amount thereof in like money and funds at said office from the date hereof until paid at the rates per annum which will be determined in accordance with the provisions of Article I and Article II of the Second Amended and Restated Revolving Credit and Term Loan Agreement (the "Agreement") effective as of December 31, 1996, among the Borrowers, the Payee and the other banks party thereto, said interest to be payable at the times provided for in the Agreement.

          This Note is one of the Notes referred to in the Agreement and is entitled to the benefits thereof. This Note is subject to prepayment, in whole or in part, as specified in the Agreement. In case an Event of Default, as defined in the Agreement, shall occur and shall be continuing, the principal of and accrued interest on this Note may become due and payable in the manner and with the effect provided in the Agreement.

          The Borrowers hereby waive presentment, demand, protest or notice of any kind in connection with this Note.

          This Note shall be governed by and construed in accordance with the laws of the State of California.

                                   ALEXANDER & BALDWIN, INC.


                                   By
                                     -----------------------------------------
                                      Its



                                   By
                                     -----------------------------------------
                                      Its


                                   A & B-HAWAII, INC.


                                   By
                                     -----------------------------------------
                                      Its



                                   By
                                     -----------------------------------------
                                      Its

                          LOAN AND REPAYMENT SCHEDULE
                             REVOLVING CREDIT NOTE
                             ---------------------

                                Eurodollar Loans
                                ================



------------------------------------------------------------------------------

                                         Amount and
                                         date of
                                         Principal
                                         Repayment    Amount and
                                         (including   date of
       When                   Maturity   amounts      Interest      Notation
Rate   Made   Term   Amount   Date       converted)   Payment       Made By

------------------------------------------------------------------------------

                         Amount of
                         Principal
                         Repayment
          Amount of      (including          Unpaid
          Loan or        amounts             Principal           Notation
Date      Conversion     converted)          Balance             Made By

------------------------------------------------------------------------------
               (Use this section when evidencing Prime Rate Loan]





------------------------------------------------------------------------------
              [Use this section when evidencing a Eurodollar Loan)





------------------------------------------------------------------------------
              [Use this section when evidencing CD Rate Loan]



                                 CD Rate Loans
                                 =============

------------------------------------------------------------------------------

                                        Amount and
                                        date of
                                        Principal
                                        Repayment     Amount and
                                        (including    date of
       When          Maturity           amounts       Interest       Notation
Rate   Made   Term   Amount      Date   converted)    Payment        Made By


------------------------------------------------------------------------------




                                Prime Rate Loans
                                ================

------------------------------------------------------------------------------

                                         Amount and
                                         date of
                                         Principal
                                         Repayment     Amount and
                                         (including    date of
       When                   Maturity   amounts       Interest      Notation
Rate   Made   Term   Amount   Date       converted)    Payment       Made By


------------------------------------------------------------------------------

                                   EXHIBIT B

                                   TERM NOTE


$                                                    San Francisco, California
 -------------------


                                                                        , 1997
                                                         ---------------


        ALEXANDER & BALDWIN, INC., a Hawaii corporation, and A & B-HAWAII, INC., a Hawaii corporation (hereafter referred to jointly and severally as the "Borrowers"), for value received, hereby jointly and severally promise to pay tothe order of _______________ (the "Payee") at the offices of FIRST HAWAIIAN BANK, a Hawaii corporation, located at 999 Bishop Street, Honolulu, Hawaii, the principal sum of _______________ Dollars ($_________), in lawful money of the United States of America and in immediately available funds, in twenty consecutive substantially equal quarterly installments of $_______________, which installments shall be payable on the last Business Day of September, December, March and June of each year, commencing _______________, 19___; provided, however, that the last such installment shall be in an amount sufficient to repay in full the unpaid principal amount; and to pay interest from the date hereof on said principal sum, or the unpaid balance thereof, in like money and funds, at said office, at the rates per annum which shall be determined in accordance with the provisions of Articles I and II of the Agreement referred to below, said interest to be payable at the times provided for in the Agreement.

        This Note is one of the Term Notes referred to in the Amended and Restated Revolving Credit and Term Loan Agreement (the "Agreement") effective as of December 31, 1996, among the Borrowers, the Payee, and the other banks party thereto, and is entitled to all the benefits provided therein. Reference is made to said Agreement for the rights and obligations of

                                   EXHIBIT D

                       CERTIFICATE OF FIRST HAWAIIAN BANK

                                    AS AGENT


        This certificate is delivered pursuant to the provisions of Section 3.3 of the Second Amended and Restated Revolving Credit and Term Loan Agreement effective as of December 31, 1996, between Alexander & Baldwin, Inc. and A & B-Hawaii, Inc. (jointly and severally, the "Borrowers"), First Hawaii Bank, Bank of America National Trust and Savings Association, Bank of Hawaii, The Union Bank of California, N.A. and Credit Lyonnais Los Angeles Branch (the "Banks"), and First Hawaiian Bank, as agent for the Banks ("Agent"). On behalf of the Banks, the Agent hereby certifies to the Borrowers that (i) the conditions specified in Section 3.2 of the Agreement have been satisfied, (ii) the Agreement is therefore effective as of December 31, 1996, and (iii) the Borrowers need take no further action to satisfy any of the conditions specified in Section 3.2 as a condition to any Borrowing, except that on or before delivery by the Company to the Agent of each Notice of Borrower pursuant to Section 1.10 of the Agreement there shall be delivered to the Agent a duly certified copy of a resolution of the respective Boards of the Borrowers approving such Borrowing, provided that no such certificate shall be required as to a Borrowing which is a refinancing of a Eurodollar Loan or CD Rate Loan.

                                Dated:  January __, 1997.


                                FIRST HAWAIIAN BANK,
                                as Agent


                                By
                                  --------------------------------------------
                                  Its Vice President

                                     EXHIBIT E


                          SUBSIDIARIES OF A&B-HAWAII, INC.
                          -------------------------------


                                                               No. of     % of
                       Jurisdiction                            Shares    Total
                            of              Principal          Owned     Owned
     Name              Organization         Business           By A&B    By A&B
     ----              ------------         --------           ------    ------


A&B Development
Company (California)     California   Owns and manages real        100     100
                                      property in California

A&B Properties, Inc.     Hawaii       Owns, manages, develops    4,517     100
                                      and sells real property
                                      on the islands of Maui
                                      and Kauai and the U.S.
                                      mainland

East Maui Irrigation
Company, Limited         Hawaii       Collection and            14,279     100
                                      distribution of
                                      irrigation water

Kahuului Trucking &
Storage, Inc.            Hawaii       Motor carriage of goods    1,000     100
                                      on islands of Maui
                                      and Kauai, stevedoring
                                      on Maui

McBryde Sugar Company
Limited                  Hawaii       Sugar cane plantation    439,000     100



McBryde Farms, Inc.      Hawaii       Grow, process and
                                      sell coffee

Ohanui Corporation       Hawaii       Collection and                10     100
                                      distribution of domestic
                                      water on island of Maui

Princess Orchards, Inc.  Hawaii       Inactive                      90     100

WDCI, Inc.               Hawaii       Resort and residential       100     100
                                      property development

                  SUBSIDIARIES OF MATSON NAVIGATION COMPANY, INC.
                  ----------------------------------------------


                                                              No. of    % of
                      Jurisdiction                            Shares    Total
                           of              Principal          Owned     Owned
     Name             Organization         Business           By A&B    By A&B
     ----             ------------         ---------          ------    ------


Matson Freight
Agencies, Inc.           Hawaii       Inactive                           100

Matson Agencies, Inc.    Hawaii       Inactive                           100

Matson Freight           New York     Inactive
Agencies (Eastern),
Inc.

Matson Intermodal
System, Inc.             Hawaii       Broker, shippers agent
                                      and freight forwarder
                                      for overland cargo
                                      services of ocean
                                      carriers

Matson Services
Company, Inc.            Hawaii       Tugboats                 1,000     100

Matson Terminals, Inc.   Hawaii       Stevedoring and ter-     1,000     100
                                      minal services

Matson Leasing Company,  Hawaii       Inactive                           100
Inc.

The Matson Company       California   Inactive                           100

The Oceanic Steamship
Company                  California   Inactive                           100